Prospectus Supplement	Filed pursuant to Rule 424(b)(5)
(To prospectus dated August 24, 2022)	Registration No. 333-265898

MMTEC, INC.

8% Senior Convertible Promissory Notes due 2025

Ordinary Shares Issuable Upon Conversion or Repayment of the Notes

This prospectus supplement relates to the issuance and sale of 8% Senior Convertible Promissory Notes (the “Notes”) in the aggregate original principal amount of not more than $70,000,000 to an institutional investor (the “Purchaser”) pursuant to a securities purchase agreement dated March 31, 2023 (the “Offering”). The Notes have an original issue discount of 20%, resulting in an aggregate purchase price for the Offering of up to $56,000,000. The Notes will bear interest at a rate of rate of 8% per annum on the outstanding balance, and we will pay interest on each Note yearly on the anniversary of the issuance date of such Note until and including the date that the outstanding balance under the Notes is fully repaid or converted. The Notes will mature on the second anniversary of their issuance date, unless earlier converted. This prospectus supplement also relates to the offering of ordinary shares issuable upon conversion of the Notes.

Each Note is convertible, in whole or in part, at any time at the option of the Purchaser into fully paid and non-assessable ordinary shares, par value $0.01 per share (the “Conversion Shares”); provided, that the Company will not effect any conversion to the extent that after giving effect to such conversion would cause the holder or any permitted designee of the holder to beneficially own a number of shares exceeding 4.99% of the number of ordinary shares outstanding on such date. The number of Conversion Shares is determined by dividing the Note amount being converted by the conversion price, which is calculated with a discount of twenty-five percent (25%) to the lowest closing price of our ordinary shares for the five (5) trading day period immediately prior to the Company’s receipt of a notice of conversion from the Purchaser, subject to a floor of $0.30 per share.

We may prepay any portion of the principal amount of the Notes, all accrued and unpaid interest relating to such prepaid portion of the principal and all other amounts due under the Notes at any time upon ten (10) trading days days’ prior written notice to the Purchaser. If we exercise our right to prepay a Note, we must make a payment to the Purchaser of an amount in cash equal to the product of (i) the sum of (x) the then-outstanding principal amount of the Note and (y) all accrued but unpaid interest, multiplied by (ii) 115%. The Notes will be senior unsecured obligations of the Company and will rank equally with all of our existing and future senior indebtedness.

We will pay the expenses incurred in registering the Notes, including legal and accounting fees. See “Plan of Distribution” for more information.

We do not intend to apply to list the Notes on any securities exchange or to arrange for their quotation on any automated dealer quotation system. Our ordinary shares are listed on The Nasdaq Capital Market under the symbol “MTC.” On March 29, 2023, the last reported sale price of our ordinary shares on The Nasdaq Capital Market was $1.16 per share.

We intend to use the net proceeds received from the sale of the Notes for general corporate purposes. We will not receive any additional proceeds if and when the Notes are converted into Conversion Shares. We expect to issue such Conversion Shares, if and when the Notes are converted, from time to time until the Notes mature on the second anniversary of their issuance.

In this prospectus, MMTEC is referred to as “MMTEC.” We refer to our subsidiaries as follows: MM Future Technology Limited, a Hong Kong incorporated limited company (“MM Future”); Gujia (Beijing) Technology Co., Ltd., a People’s Republic of China (“PRC”) incorporated limited company (“Gujia”); MMBD Trading Limited, a British Virgin Islands incorporated limited company (“MMBD Trading”); MMBD Trading was incorporated on March 4, 2016 under the laws of the British Virgin Islands; MM Global Securities, INC., an Illinois corporation (“MM Global”); MM Fund Services Limited, a Cayman Islands company (“MM Fund”); a Cayman Islands company; MM Capital Management Limited, a Cayman Islands company (“MM Capital”); MM Fund SPC, a Cayman Islands company (“MM SPC”); HC Securities (HK) Limited, a Hong Kong company (“HC Securities”); MMBD Investment Advisory Company Limited, a State of New York incorporated limited company (“MMBD Advisory”); and Fundex SPC, a Cayman Islands company (“Fundex”). MMTEC and its consolidated subsidiaries are collectively referred to herein as the “Company”, “we” or “us”, unless specific reference is made to an entity.

MMTEC, our ultimate British Virgin Islands holding company, does not have any substantive operations other than indirectly holding the equity interest in our operating subsidiaries in China and other countries and regions. As of the date of this prospectus, (i) the Company’s business operations are carried out both inside and outside of China; and (ii) the Company does not maintain any variable interest entity structure or operate any data center in China. The Company, including its Hong Kong subsidiaries, may still be subject to PRC laws relating to, among others, data security and restrictions over foreign investments due to the complexity of the regulatory regime in China, and the recent statements and regulatory actions by the PRC government relating to data security may affect our business operations in China or even our ability to offer securities in the United States. Neither MMTEC nor any of our subsidiaries has obtained the approval from either the China Securities Regulatory Commission (the “CSRC”) or the Cyberspace Administration of China (the “CAC”) for any offering we may make under this prospectus and any applicable prospectus supplement, and MMTEC does not intend to obtain the approval from either the CSRC or the CAC in connection with any such offering, since the Company does not believe, based upon advice of our PRC counsel, Beijing Jindong Law Firm, that such approval is required under these circumstances or for the time being. There can be no assurance, however, that regulators in China will not take a contrary view or will not subsequently require us to undergo the approval procedures and subject us to penalties for non-compliance. If regulators in China take a contrary view, it could (a) have a significant negative impact on our ability to operate, (b) hinder our ability to offer securities to investors, and/or (c) cause the value of our securities to significantly decline or to become worthless. See “Risk Factors—Risks Related to Doing Business in China.”

Recent statements and regulatory actions by the Chinese government have targeted those companies whose operations involves cross-border data security or anti-monopoly concerns.

With regard to data security, China promulgated several important laws recently. Among them, on June 10, 2021, China promulgated the PRC Data Security Law (“DSL”), which became effective on September 1, 2021. The legislative intent for this law mainly includes regulating data processing activities, ensuring data security, promoting data development and utilization, protecting the data-related legitimate rights and interests of individuals and organizations, and safeguarding national sovereignty, security and development interests. Article 36 provides that any Chinese entity that provides data to foreign judicial or law enforcement agencies (regardless of whether directly or through a foreign entity) without approval from the Chinese authority would likely be deemed to be in violation of DSL. In addition, pursuant to Article 2 of Measures for Cybersecurity Reviews (the “Measures”), the procurement of any network product or service by an operator of critical information infrastructure that affects or may affect national security shall be subjected to a cybersecurity review under the Measures. Pursuant to Article 35 of Cybersecurity Law of the PRC, where “critical information infrastructure operators” purchase network products and services, which may influence national security, the operators are required to be subjected to a cybersecurity review. Our subsidiaries provide market data services and fund management services and do not operate any critical information infrastructure. As a result we do not believe that these new legal requirements are applicable to our PRC or Hong Kong subsidiaries. However, the exact scope of the term “critical information infrastructure operator” remains unclear, so there can be no assurance that our subsidiaries will not be subjected to critical information infrastructure operator review in the future. Furthermore, in the event that any of our PRC or Hong Kong subsidiaries becomes an operator of critical information infrastructure in the future it may be subjected to the above-described regulation.

With regard to anti-monopoly, Article 3 of Anti-Monopoly Law of the People’s Republic of China (the “Anti-Monopoly Law”) prohibits “monopolistic practices,” which include: a) the conclusion of monopoly agreements between operators; b) the abuse of dominant market position by operators; and c) concentration of undertakings which has or may have the effect of eliminating or restricting market competition. Also, according to Article 19 of the Anti-Monopoly Law, the operator(s) will be assumed to have a dominant market position if the following apply: a) an operator has 50% or higher market share in a relevant market; b) two operators have 66% or higher market share in a relevant market; c) three operators have 75% or higher market share in a relevant market. We believe that none of our subsidiaries in China (which, for the avoidance of doubt includes Hong Kong and Macau) has engaged in any monopolistic practices in China, and that recent statements and regulatory actions by the Chinese government do not impact our ability to conduct business, accept foreign investments, or list on a U.S. or other foreign stock exchange. However, there can be no assurance that regulators in China will not promulgate new laws and regulations or adopt new series of interpretations or regulatory actions which may require our Chinese or Hong Kong subsidiaries to meet new requirements on the issues mentioned above. See “Risk Factors—Risks Related to Doing Business in China.”

In general, rules and regulations in China can change quickly with little advance notice, creating substantial uncertainty. Changes in the PRC legal system may adversely affect our business and operation. See “Risk Factors—Risks Related to Doing Business in China.”

Cash transfers within our organization are effected by means of bank wires. For example, if a subsidiary needs a cash advance for working capital needs, management will decide which entity in our organization will loan the required cash to that subsidiary, and we will cause MMTEC or one of our subsidiaries to make the loan. All such loans are interest-free, unsecured and payable on demand. The proceeds of any such loan will be wired to the borrower subsidiary and will be recorded on our books as ‘Inter-Company due.’ Such loan amounts are eliminated in our consolidated financial statements. Cash transferred outside of our organization to satisfy our obligations to third parties are also effected via wire transfer. During the three years preceding the date of this Prospectus, there have been no distributions or dividends by any of our direct or indirectly held subsidiaries to MMTEC. During that same period MMTEC has not declared any dividends or made any distributions to its shareholders, including its U.S. investors, and we do not anticipate declaring a dividend in the foreseeable future. The enforceability and treatment of the intercompany agreements within our organization, including the intercompany loan agreements described above used in connection with intercompany cash transfers, have not been tested in court. No assets other than cash are transferred within our organization. See “Cash Transfers Within Our Organization” for further information.

Our financial statements contained in the annual report on Form 20-F for the year ended December 31, 2021 have been audited by MaloneBailey, LLP, an independent registered public accounting firm that is headquartered in the United States with offices in Beijing and Shenzhen. MaloneBailey, LLP is a firm registered with the PCAOB, and is required by the laws of the U.S. to undergo regular inspections by the PCAOB to assess its compliance with the laws of the U.S. and professional standards. MaloneBailey, LLP has been subject to PCAOB inspections, and is not among the PCAOB-registered public accounting firms headquartered in the PRC or Hong Kong that are subject to PCAOB’s determination on December 16, 2021 of having been unable to inspect or investigate completely. However, our audit work was carried out by MaloneBailey, LLP with the collaboration of its China-based offices. According to Article 177 of the PRC Securities Law (last amended in March 2020), no overseas securities regulator is allowed to directly conduct investigation or evidence collection activities in China. Accordingly, without the consent of the competent PRC securities regulators and relevant authorities, no organization or individual may provide the documents and materials relating to securities business activities to overseas parties. Therefore, the audit working papers of our financial statements may not be fully inspected by the PCAOB without the approval of the PRC authorities. Our ordinary shares could still be delisted and prohibited from being traded over-the-counter under the HFCA Act if the PCAOB determines in the future that it is unable to fully inspect or investigate our auditor which has a presence in China.

Investing in our securities involves a high degree of risk. Before buying any of our securities, you should carefully consider the risks that we have described in “Supplemental Risk Factors” beginning on page S-5 of this prospectus supplement, as well as those described in our filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is March 31, 2023

Prospectus

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About This Prospectus Supplement

This prospectus supplement and the accompanying prospectus relate to the offering of our Senior Convertible Promissory Notes due 2025. Before buying any of the securities that we are offering, we urge you to carefully read this prospectus supplement and the accompanying prospectus, together with the information incorporated by reference as described under the headings “Where You Can Find More Information” and “Incorporation by Reference” in this prospectus supplement. These documents contain important information that you should consider when making your investment decision.

This prospectus supplement and the accompanying prospectus describes the terms of this offering of 8% Senior Convertible Promissory Notes due 2025 and also adds to and updates information contained in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. To the extent there is a conflict between the information contained in this prospectus supplement and the accompanying prospectus, on the one hand, and the information contained in any document incorporated by reference into this prospectus supplement and the accompanying prospectus that was filed with the SEC before the date of this prospectus supplement and the accompanying prospectus, on the other hand, you should rely on the information in this prospectus supplement and the accompanying prospectus. If any statement in one of these documents is inconsistent with a statement in another document having a later date (for example, a document incorporated by reference into this prospectus supplement and the accompanying prospectus) the statement in the document having the later date modifies or supersedes the earlier statement.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectus that we have authorized for use in connection with this offering. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement and the accompanying prospectus, the documents incorporated by reference in this prospectus supplement, the accompanying prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement and the accompanying prospectus, the documents incorporated by reference in this prospectus supplement, the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision.

A registration statement on Form F-3 (File No. 333-265898) utilizing a shelf registration process relating to the securities described in this prospectus supplement was initially filed with the Securities and Exchange Commission, or the SEC, and declared effective on August 24, 2022. Under this shelf registration process, of which this offering is a part, we may, from time to time, sell up to an aggregate of $300,000,000 million of our securities. This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of our 8% Senior Convertible Promissory Notes due 2025, and also adds, updates and changes information contained in the accompanying prospectus and the documents incorporated herein and therein by reference. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to this offering. To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or any document filed prior to the date of this prospectus supplement and incorporated herein by reference, the information in this prospectus supplement will control. In addition, this prospectus supplement and the accompanying prospectus do not contain all of the information provided in the registration statement that we filed with the SEC. For further information about us, you should refer to that registration statement, which you can obtain from the SEC as described elsewhere in this prospectus under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” You may obtain a copy of this prospectus supplement, the accompanying prospectus and any of the documents incorporated by reference without charge by requesting it from us in writing or by telephone at the following address or telephone number: MMTEC, INC., Room 2302, 23rd Floor, FWD Financial Center, 308 Des Voeux Road Central, Sheung Wan, Hong Kong, Tel: +852 36908356.

All references in this prospectus supplement to our financial statements include, unless the context indicates otherwise, the related notes. The industry and market data and other statistical information contained in the documents we incorporate by reference are based on management’s own estimates, independent publications, government publications, reports by market research firms or other published independent sources, and, in each case, are believed by management to be reasonable estimates. Although we believe these sources are reliable, we have not independently verified the information.

The information contained in this prospectus supplement or the accompanying prospectus is accurate only as of the date of this prospectus supplement or the accompanying prospectus, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus or of any sale of the shares. We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

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Prospectus Supplement Summary

This summary highlights information contained elsewhere or incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information that you should consider before investing in our securities. You should carefully read the entire prospectus supplement and the accompanying prospectus, including the “Risk Factors” sections, starting on page S-5 of this prospectus supplement and page 5 of the accompanying prospectus and under “Risk Factors” in our most recent Annual Report on Form 20-F, as well as the financial statements and the other information incorporated by reference herein, before making an investment decision.

Our Company

MMTEC, INC. (“MMTEC”) was founded on January 4, 2018 under the laws of the British Virgin Islands (the “BVI”). Our main operations are conducted through and by the People’s Republic of China (“PRC”) based operating entity, Gujia (Beijing) Technology Co., Ltd. (“Gujia”), based in Beijing, China. On April 20, 2018, we incorporated MM Fund Services Limited (“MM Fund”) for the purpose of providing administration services to the private equity funds industry. On May 28, 2018 and August 8, 2018, we incorporated MM Capital Management Limited (“MM Capital”) and MM Fund SPC (“MM SPC”), respectively, for the purpose of providing assets management and investment services to clients. On March 19, 2018, MMTEC acquired a wholly owned subsidiary, MM Future Technology Limited (“MM Future”). MM Future was incorporated in Hong Kong on October 31, 2017 for the purpose of being a holding company for the equity interest in Gujia. In addition, we acquired 24.9% of the outstanding securities of MMBD Trading Limited (“MMBD Trading”) on March 28, 2018 and acquired the remaining 75.1% on April 25, 2019. The acquisition was closed on October 18, 2019. MMBD Trading acquired a wholly owned subsidiary, MM Global Securities, INC. (“MM Global”) on August 16, 2017. MM Global, located in New York, NY, changed its corporate name from “MM Iglobal, INC” to “MM Global Securities, Inc.” effective as of February 25, 2019. On March 15, 2019, the Company incorporated HC Securities (HK) limited (“HC Securities”), a Hong Kong company, for the purpose of providing assets management and investment services to clients. HC Securities is a wholly-owned subsidiary of MMTEC. HC Securities changed its corporate name from “MM Global Capital Limited” to “HC Securities (HK) limited”, effective on December 22, 2021. HC Securities has been licensed by the Hong Kong Securities and Futures Commission to deal in and advise on securities, and to be an asset manager since December 21, 2021. On July 9, 2019, we acquired 49% of a newly-formed entity called Xchain Fintech PTE.LTD., a Singapore company (“Xchain”), for the purpose of providing technical support for the construction and development of a new solutions for the existing problems of the traditional financial industry, i.e., the difficulty experienced by investors in investing and allocating investment assets globally, and the protection of funds and investments by using advanced technologies, such as artificial intelligence, big data analysis and blockchain. On March 23, 2020, we acquired all outstanding securities of MMBD Investment Advisory Company Limited (“MMBD Advisory”), MMBD Advisory was formed in January 2018 in the U.S. has been registered as an investment advisor firm under the laws of the State of New York since May 7, 2018. The firm intends to offer non-discretionary investment advisory services to individuals and advisory services to private fund managers. We have developed and deployed a series of platforms which comprise a business chain that enables PRC-based hedge funds, mutual funds, registered investment advisors, proprietary trading groups, and brokerage firms to engage in securities market transactions and settlements globally. Fundex SPC was incorporated on September 13, 2021, as a wholly-owned subsidiary of MM Capital Management Limited, for the purpose of providing asset management services to clients.

We conduct our business through and based on distinct yet integrated business systems designed to provide support for our (i) Securities Dealers Trading System (securities registration and clearing, account management, risk management, quick trading and execution, and third party access middleware), (ii) Private Fund Investment Management System (multi-account management, fund valuation, risk management, quantitative trading access, liquidation and requisition management) and (iii) Mobile Transaction Individual Client System and PC Client System (Apple IOS, Android, PC, Web). We assist PRC-based financial institutions taking part in the overseas securities trading markets by providing them comprehensive Internet-based securities solutions. These PRC financial institutions, along with Hong Kong broker-dealer customers, may “white label” our trading interface (i.e., put their logos on it, make our trading interface available to their customers without referencing our name, as if it was developed by them in-house), or they can select from among our modular functionalities, such as order routing, trade reporting or clearing on specific products or exchanges where they may not have up-to-date technology to offer their customers a comprehensive range of services and products. We also help PRC-based hedge funds, mutual funds, proprietary trading groups to speed up their integration into the overseas market and offer them additional services, such as fund establishment, issuance, custody, transaction and settlement. We also provide a series of IR solutions service for China Concepts Stock companies, help maintain the relationship between listed companies and the company’s equity, debt investors or potential investors. We provide our clients across all industries, sectors, and regions with strategic actionable intelligence and visibility into the capital markets for the long term. We used internally designed and built system with the US brokerage license and the Cayman fund management qualification to form a series of MOM funds, with the main goal of discovering small and medium-sized institutional investors and helping them set up the fund to issue securities fund products. MMTEC, our ultimate British Virgin Islands holding company, does not have any substantive operations other than indirectly holding the equity interest in our operating subsidiaries in China and other countries and regions. As of the date of this prospectus, (i) the Company’s business operations are carried out both inside and outside of China; and (ii) the Company does not maintain any variable interest entity structure or operate any data center in China. The Company, including its Hong Kong subsidiaries, may still be subject to PRC laws relating to, among others, data security and restrictions over foreign investments due to the complexity of the regulatory regime in China, and the recent statements and regulatory actions by the PRC government relating to data security may affect our business operations in China or even our ability to offer securities in the United States. Neither MMTEC nor any of our subsidiaries has obtained the approval from either the China Securities Regulatory Commission (the “CSRC”) or the Cyberspace Administration of China (the “CAC”) for any offering we may make under this prospectus and any applicable prospectus supplement, and MMTEC does not intend to obtain the approval from either the CSRC or the CAC in connection with any such offering, since the Company does not believe, based upon advice of our PRC counsel, Beijing Jindong Law Firm, that such approval is required under these circumstances or for the time being. There can be no assurance, however, that regulators in China will not take a contrary view or will not subsequently require us to undergo the approval procedures and subject us to penalties for non-compliance. If regulators in China take a contrary view, it could (a) have a significant negative impact on our ability to operate, (b) hinder our ability to offer securities to investors, and/or (c) cause the value of our securities to significantly decline or to become worthless. See “Risk Factors—Risks Related to Doing Business in China.”

Recent statements and regulatory actions by the Chinese government have targeted those companies whose operations involves cross-border data security or anti-monopoly concerns.

With regard to data security, China promulgated several important laws recently. Among them, on June 10, 2021, China promulgated the PRC Data Security Law (“DSL”), which became effective on September 1, 2021. The legislative intent for this law mainly includes regulating data processing activities, ensuring data security, promoting data development and utilization, protecting the data-related legitimate rights and interests of individuals and organizations, and safeguarding national sovereignty, security and development interests. Article 36 provides that any Chinese entity that provides data to foreign judicial or law enforcement agencies (regardless of whether directly or through a foreign entity) without approval from the Chinese authority would likely be deemed to be in violation of DSL. In addition, pursuant to Article 2 of Measures for Cybersecurity Reviews (the “Measures”), the procurement of any network product or service by an operator of critical information infrastructure that affects or may affect national security shall be subjected to a cybersecurity review under the Measures. Pursuant to Article 35 of Cybersecurity Law of the PRC, where “critical information infrastructure operators” purchase network products and services, which may influence national security, the operators are required to be subjected to a cybersecurity review. Our subsidiaries provide market data services and fund management services and do not operate any critical information infrastructure. As a result we do not believe that these new legal requirements are applicable to our PRC or Hong Kong subsidiaries. However, the exact scope of the term “critical information infrastructure operator” remains unclear, so there can be no assurance that our subsidiaries will not be subjected to critical information infrastructure operator review in the future. Furthermore, in the event that any of our PRC or Hong Kong subsidiaries becomes an operator of critical information infrastructure in the future it may be subjected to the above-described regulation.

With regard to anti-monopoly, Article 3 of Anti-Monopoly Law of the People’s Republic of China (the “Anti-Monopoly Law”) prohibits “monopolistic practices,” which include: a) the conclusion of monopoly agreements between operators; b) the abuse of dominant market position by operators; and c) concentration of undertakings which has or may have the effect of eliminating or restricting market competition. Also, according to Article 19 of the Anti-Monopoly Law, the operator(s) will be assumed to have a dominant market position if the following apply: a) an operator has 50% or higher market share in a relevant market; b) two operators have 66% or higher market share in a relevant market; c) three operators have 75% or higher market share in a relevant market. We believe that none of our subsidiaries in China (which, for the avoidance of doubt includes Hong Kong and Macau) has engaged in any monopolistic practices in China, and that recent statements and regulatory actions by the Chinese government do not impact our ability to conduct business, accept foreign investments, or list on a U.S. or other foreign stock exchange. However, there can be no assurance that regulators in China will not promulgate new laws and regulations or adopt new series of interpretations or regulatory actions which may require our Chinese or Hong Kong subsidiaries to meet new requirements on the issues mentioned above. See “Risk Factors—Risks Related to Doing Business in China.”

In general, rules and regulations in China can change quickly with little advance notice, creating substantial uncertainty. Changes in the PRC legal system may adversely affect our business and operation. See “Risk Factors—Risks Related to Doing Business in China.

Cash transfers within our organization are effected by means of bank wires. For example, if a subsidiary needs a cash advance for working capital needs, management will decide which entity in our organization will loan the required cash to that subsidiary, and we will cause MMTEC or one of our subsidiaries to make the loan. All such loans are interest-free, unsecured and payable on demand. The proceeds of any such loan will be wired to the borrower subsidiary and will be recorded on our books as ‘Inter-Company due.’ Such loan amounts are eliminated in our consolidated financial statements. Cash transferred outside of our organization to satisfy our obligations to third parties are also effected via wire transfer. During the three years preceding the date of this Prospectus, there have been no distributions or dividends by any of our direct or indirectly held subsidiaries to MMTEC. During that same period MMTEC has not declared any dividends or made any distributions to its shareholders, including its U.S. investors, and we do not anticipate declaring a dividend in the foreseeable future. The enforceability and treatment of the intercompany agreements within our organization, including the intercompany loan agreements described above used in connection with intercompany cash transfers, have not been tested in court. No assets other than cash are transferred within our organization. See “Cash Transfers Within Our Organization” for further information.

Our financial statements contained in the annual report on Form 20-F for the year ended December 31, 2021 have been audited by MaloneBailey, LLP, an independent registered public accounting firm that is headquartered in the United States with offices in Beijing and Shenzhen. MaloneBailey, LLP is a firm registered with the PCAOB, and is required by the laws of the U.S. to undergo regular inspections by the PCAOB to assess its compliance with the laws of the U.S. and professional standards. MaloneBailey, LLP has been subject to PCAOB inspections, and is not among the PCAOB-registered public accounting firms headquartered in the PRC or Hong Kong that are subject to PCAOB’s determination on December 16, 2021 of having been unable to inspect or investigate completely. However, our audit work was carried out by MaloneBailey, LLP with the collaboration of its China-based offices. According to Article 177 of the PRC Securities Law (last amended in March 2020), no overseas securities regulator is allowed to directly conduct investigation or evidence collection activities in China. Accordingly, without the consent of the competent PRC securities regulators and relevant authorities, no organization or individual may provide the documents and materials relating to securities business activities to overseas parties. Therefore, the audit working papers of our financial statements may not be fully inspected by the PCAOB without the approval of the PRC authorities. Our ordinary shares could still be delisted and prohibited from being traded over-the-counter under the HFCA Act if the PCAOB determines in the future that it is unable to fully inspect or investigate our auditor which has a presence in China.

Corporate Information

Our principal executive office is located at Room 2302, 23rd Floor, FWD Financial Center, 308 Des Voeux Road Central, Sheung Wan, Hong Kong, Tel: +852 36908356. Our website is http:// www.haisc.com. The information on our website is not part of this prospectus.

We make available free of charge on our website our annual, quarterly and current reports, including amendments to such reports, as soon as reasonably practicable after we electronically file such material with, or furnish such material to, the SEC. Information contained on our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus, and you should not consider information contained on our website as part of this prospectus supplement or the accompanying prospectus.

The Offering

Notes

Up to $70,000,000 in principal amount of 8% Senior Secured Promissory Notes due 2025.

This prospectus supplement also relates to the offering of the ordinary shares issuable upon conversion or repayment of the Notes.

Maturity of Notes	The Notes mature on the second anniversary of their issuance, unless earlier converted.

Interest	The Notes will accrue simple interest at a rate of 8% per annum. Interest will accrue beginning on the issue date of the Notes and will be due and payable on each anniversary of the issue date, each conversion date for the principal amount being converted, and the maturity date.

Original Issue Discount	The Notes have an original issue discount of 20%.

Conversion Rights	The Purchaser may convert all or any portion of the Notes at its option at any time prior to such Note being paid in full; provided, that the Company will not effect any conversion to the extent that after giving effect to such conversion would cause the holder or any permitted designee of the holder to beneficially own a number of shares exceeding 4.99% of the number of ordinary shares outstanding on such date.. Upon conversion, we will deliver fully paid and nonassessable ordinary shares, par value $0.01 of the Company.

Conversion Price	The number of Conversion Shares is determined by dividing the Note amount being converted by the conversion price, which is calculated with a discount of twenty-five percent (25%) to the lowest closing price of our ordinary shares for the five (5) trading day period immediately prior to the Company’s receipt of a notice of conversion from the Purchaser, subject to a floor of $0.30 per share.

Prepayment

We may prepay any portion of the principal amount of the Notes, all accrued and unpaid interest relating to such prepaid portion of the principal and all other amounts due under the Notes at any time upon ten (10) trading days’ prior written notice to the Purchaser.

If we exercise our right to prepay a Note, we must make a payment to the Purchaser of an amount in cash equal to the product of (i) the sum of (x) the then-outstanding principal amount of the Note and (y) all accrued but unpaid interest multiplied by (ii) 115%.

Use of proceeds	We will receive gross proceeds of up to $56,000,000 from the sale of the Notes in this offering. We intend to use the net proceeds received in such sale for general corporate and working capital purposes. See “Use of Proceeds” on page S-21 of this prospectus supplement.

Risk factors	See “Risk Factors” beginning on page S-5 of this prospectus supplement and page 5 of the accompanying prospectus and in the documents incorporated by reference herein (including “Risk Factors” in our most recent Annual Report on Form 20-F) and under similar headings in the other documents that are incorporated by reference herein, as well as the other information included in or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of the risks you should carefully consider before deciding to invest in our securities.

Events of Default	If an event of default on the Notes occurs, the principal amount of the Notes, plus any accrued and unpaid interest and late payments, may become immediately due and payable. See “Description of Notes” for additional information.

Governing Law	The Notes will be governed by, and construed in accordance with, the laws of the State of New York, without regard to the principles of conflict of laws thereof.

No Listing of Notes	We do not intend to apply for listing of the Notes on any securities exchange.

Trading Symbol	Our ordinary shares are listed on The Nasdaq Capital Market under the symbol “MTC.” On March 29, 2023, the last reported sale price of our ordinary shares on The Nasdaq Capital Market was $1.16 per share.

Risk Factors

Investing in our securities involves a high degree of risk. Before investing in our securities, you should carefully consider the risks described below, together with all of the other information contained in this prospectus supplement and the accompanying prospectus and incorporated by reference herein and therein, including from our most recent Annual Report on Form 20-F and subsequent filings. Some of these factors relate principally to our business and the industry in which we operate. Other factors relate principally to your investment in our securities. The risks and uncertainties described therein and below are not the only risks facing us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also materially and adversely affect our business and operations. If any of the matters included in the following risks were to occur, our business, financial condition, results of operations, cash flows or prospects could be materially and adversely affected. In such case, you may lose all or part of your investment.

Risks Related to this Offering

Since we have broad discretion in how we use the proceeds from this offering, we may use the proceeds in ways with which you disagree.

We have not allocated specific amounts of the net proceeds from this offering for any specific purpose. Accordingly, our management will have some flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

There is currently No established trading market for the Notes and we do not expect that one will develop.

There currently is no established trading market for the Notes. In addition, we do not intend to apply for listing of the Notes on any securities exchange or to arrange for their quotation on any automated dealer quotation system, and we do not intend to make a market in the Notes and do not expect that one will develop. As a result, we cannot assure you that an active trading market will develop for the Notes. If an active trading market does not develop or is not maintained, the liquidity of the Notes may be adversely affected. In that case, you may not be able to sell your Notes at a particular time, or you may not be able to sell your Notes at a favorable price.

The Notes are unsecured, are effectively subordinated to all of our secured indebtedness and are structurally subordinated to all liabilities of our subsidiaries.

The Notes are unsecured, are effectively subordinated to all of our current or future secured indebtedness to the extent of the value of the assets securing such indebtedness, and are structurally subordinated to all indebtedness and other liabilities of our subsidiaries. The Notes will rank equally with all our future general unsecured obligations, and senior to all of our future debt that is expressly subordinated to the Notes. In the event of our bankruptcy, liquidation, reorganization or other winding up, our assets that secure debt ranking senior in right of payment to the Notes will be available to pay obligations on the Notes only after the secured debt has been repaid in full from these assets, and the assets of our subsidiaries will be available to pay obligations on the Notes only after all claims senior to the Notes, which includes all liabilities of such subsidiary, including trade payables, have been repaid in full. In such event, there may not be sufficient assets remaining to pay amounts due on any or all of the Notes then outstanding.

You will experience immediate and substantial dilution upon conversion of your Notes.

The original conversion price of the Notes exceeds the net tangible book value per share of our ordinary shares outstanding prior to this offering. Assuming that an aggregate of 233,333,333 ordinary shares are issued upon conversion of the Notes at the Conversion Price of $0.30 per share, which is the floor conversion price, holders of the Notes will experience immediate dilution of $0.02 per share, representing the difference between our as adjusted net tangible book value per share as of June 30, 2022, after giving effect to this offering and the conversion of the Notes, and the original conversion price. The exercise of outstanding stock options and warrants, and the conversion of other outstanding preferred stock or convertible promissory notes will result in further dilution of your investment. See the section entitled “Dilution” on page S-21 of this prospectus supplement for a more detailed illustration of the dilution you would incur if you convert your Notes.

The sale or availability for sale of shares issuable upon conversion or repayment of the Notes may depress the price of our Ordinary Shares and encourage short sales by third parties, which could further depress the price of our Ordinary Shares.

To the extent that the purchaser of the Notes sells shares issued upon conversion or repayment of the Notes, the market price of our ordinary shares may decrease due to the additional selling pressure in the market. In addition, the risk of dilution from issuances of shares upon conversion or repayment of the Notes may cause stockholders to sell their shares, which could further contribute to any decline in the price of our ordinary shares. Any downward pressure on the price of our ordinary shares caused by the sale or potential sale of shares issuable upon conversion or repayment of the Notes could encourage short sales by third parties. In a short sale, a prospective seller borrows shares from a stockholder or broker and sells the borrowed shares. The prospective seller hopes that the share price will decline, at which time the seller can purchase shares at a lower price for delivery back to the lender. The seller profits when the share price declines because it is purchasing shares at a price lower than the sale price of the borrowed shares. Such sales could place downward pressure on the price of our ordinary shares by increasing the number of shares being sold, which could further contribute to any decline in the market price of our ordinary shares.

Holders of the Notes will not be entitled to any rights with respect to our Ordinary Shares but will be subject to all changes made with respect to our Ordinary Shares.

Holders of the Notes will not be entitled to any rights with respect to our ordinary shares (including, without limitation, voting rights and rights to receive any dividends or other distributions on our ordinary shares), but holders of the Notes will be subject to all changes affecting our ordinary shares. For example, if an amendment is proposed to our governing documents requiring shareholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to the relevant holder acquiring shares of our ordinary shares as a result of conversion of such holder’s Notes, such holder will not be entitled to vote on the amendment, although such holder will nevertheless be subject to any changes in the powers, preferences or special rights of our ordinary shares.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may at any time, including during the pendency of this offering, offer additional common shares or other securities convertible into or exchangeable for our common shares at prices that may not be the same as the price per common share in this offering. We may sell common shares or other securities in any other offering at a price per common share that is less than the price per common share paid by investors in this offering, and investors purchasing common shares or other securities in the future could have rights superior to existing stockholders. The price per common share at which we sell additional common shares, or securities convertible or exchangeable into common shares, in future transactions may be higher or lower than the price per common share paid by investors in this offering.

Sales of a significant number of our common shares in the public markets, or the perception that such sales could occur, could depress the market price of our common shares.

Sales of a substantial number of common shares in the public markets could depress the market price of our common shares and impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of our common shares would have on the market price of our securities.

We may require additional financing to sustain our operations, and the terms of such subsequent financings may adversely impact our stockholders.

We may need additional capital to finance our future working capital needs, and we may have to raise funds through the issuance of equity or debt securities. Depending on the type and the terms of any financing we pursue, stockholders’ rights and the value of their investment in our ordinary shares could be reduced. A financing could involve one or more types of securities including, but not limited to, ordinary shares, convertible debt or warrants to acquire ordinary shares. These securities could be issued at or below the then prevailing market price for our ordinary shares. In addition, if we issue secured debt securities, the holders of the debt would have a claim to our assets that would be prior to the rights of stockholders until the debt is paid. Interest on these debt securities would increase costs and negatively impact operating results. If the issuance of new securities results in diminished rights to holders of our ordinary shares, the market price of our ordinary shares could be negatively impacted. Should the financing we require to sustain our working capital needs be unavailable or prohibitively expensive when we require it, the consequences of our inability to obtain such financing could be a material adverse effect on our business, operating results, financial condition, and prospects.

The market price of our common shares is volatile, and you could lose all or part of your investment.

There many internal and external factors may cause the market price and demand for our common shares to fluctuate substantially, which may limit or prevent our stockholders from readily selling their common shares and may otherwise negatively affect the liquidity of our common shares. In addition, in the past, when the market price of a stock has been volatile, holders of that stock have sometimes instituted securities class action litigation against the company that issued the stock. If our stockholders brought a lawsuit against us, we could incur substantial costs defending the lawsuit regardless of the merits of the case or the eventual outcome. Such a lawsuit also would divert the time and attention of our management from running our company.

The Holding Foreign Companies Accountable Act requires the Public Company Accounting Oversight Board (PCAOB) to be permitted to inspect the issuer’s public accounting firm within three years. This three-year period will be shortened to two years if the Accelerating Holding Foreign Companies Accountable Act is enacted. There are uncertainties under the PRC Securities Law relating to the procedures and requisite timing for the U.S. securities regulatory agencies to conduct investigations and collect evidence within the territory of the PRC. If the U.S. securities regulatory agencies are unable to conduct such investigations, they may suspend or de-register our registration with the SEC and delist our securities from applicable trading market within the US.

The Holding Foreign Companies Accountable Act was signed into law on December 18, 2020, and requires auditors of publicly traded companies to submit to regular inspections every three years to assess such auditors’ compliance with applicable professional standards. On June 22, 2021, the U.S. Senate passed the Accelerating Holdings Foreign Companies Accountable Act which, if passed by the U.S. House of Representatives and signed into law, would reduce the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act from three years to two, thus reducing the time before our securities may be prohibited from trading or delisted. As a result, the time period before our securities may be prohibited from trading or delisted will be reduced. If the U.S. securities regulatory agencies are unable to conduct such investigations, there exists a risk that they may determine to suspend or de-register our registration with the SEC and may also delist our securities from applicable trading market within the US. On December 2, 2021, the SEC adopted final amendments implementing congressionally mandated submission and disclosure requirements of the Holding Foreign Companies Accountable Act. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions.

According to Article 177 of the Securities Law of the PRC (“Article 177”), overseas securities regulatory authorities are prohibited from engaging in activities pertaining to investigations or evidence collection directly conducted within the territories of the PRC, and Chinese entities or individuals are further prohibited from providing documents and information in connection with securities business activities to any organizations and/or persons abroad without the prior consent of the securities regulatory authority of the State Council and the competent departments of the State Council. As of the date of this document, we are not aware of any implementing rules or regulations which have been published regarding application of Article 177.

We believe Article 177 is only applicable where the activities of overseas authorities constitute a direct investigation or evidence collection by such authorities within the territory of the PRC. In the event that the U.S. securities regulatory agencies carry out an investigation on us such as an enforcement action by the Department of Justice, the SEC or other authorities, such agencies’ activities will constitute conducting an investigation or collecting evidence directly within the territory of the PRC and accordingly fall within the scope of Article 177. In that case, the U.S. securities regulatory agencies may have to consider establishing cross-border cooperation with the securities regulatory authority of the PRC by way of judicial assistance, diplomatic channels or establishing a regulatory cooperation mechanism with the securities regulatory authority of the PRC. However, there is no assurance that the U.S. securities regulatory agencies will succeed in establishing such cross-border cooperation in this particular case and/or establish such cooperation in a timely manner.

Furthermore, it remains unclear as to how Article 177 will be interpreted, implemented or applied by the Chinese Securities Regulatory Commission or other relevant government authorities. As such, there are uncertainties as to the procedures and requisite timing for the U.S. securities regulatory agencies to conduct investigations and collect evidence within the territory of the PRC. The Holding Foreign Companies Accountable Act requires the Public Company Accounting Oversight Board (PCAOB) be permitted to inspect the issuer’s public accounting firm within three years. This three-year period will be shortened to two years if the Accelerating Holding Foreign Companies Accountable Act is enacted. If the U.S. securities regulatory agencies are unable to conduct such investigations, there exists a risk that they may determine to suspend or de-register our registration with the SEC and may also delist our securities from applicable trading market within the US.

Our financial statements contained in the annual report on Form 20-F for the year ended December 31, 2021 have been audited by MaloneBailey, LLP, an independent registered public accounting firm that is headquartered in the United States with offices in Beijing and Shenzhen. MaloneBailey is registered with the PCAOB, and is required by the laws of the U.S. to undergo regular inspections by the PCAOB to assess its compliance with the laws of the U.S. and professional standards. MaloneBailey has been subject to PCAOB inspections, and is not among the PCAOB-registered public accounting firms headquartered in the PRC or Hong Kong that are subject to PCAOB’s determination on December 16, 2021 of having been unable to inspect or investigate completely.

However, our audit work was carried out by MaloneBailey with the collaboration of its China-based offices. According to Article 177 of the PRC Securities Law (last amended in March 2020), no overseas securities regulator is allowed to directly conduct investigation or evidence collection activities in China. Accordingly, without the consent of the competent PRC securities regulators and relevant authorities, no organization or individual may provide the documents and materials relating to securities business activities to overseas parties. Therefore, the audit working papers of our financial statements may not be fully inspected by the PCAOB without the approval of the PRC authorities. Our ordinary shares could still be delisted and prohibited from being traded over-the-counter under the HFCA Act if the PCAOB determines in the future that it is unable to fully inspect or investigate our auditor which has a presence in China.

Furthermore, due to the recent developments in connection with the implementation of the Holding Foreign Companies Accountable Act, we cannot assure you whether the SEC or other regulatory authorities would apply additional and more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach or experience as it relates to the audit of our financial statements. The requirement in the HFCA Act that the PCAOB be permitted to inspect the issuer’s public accounting firm within two or three years, may result in the delisting of our securities from applicable trading markets in the U.S., in the future if the PCAOB is unable to inspect our accounting firm at such future time.

Risks Related to Doing Business in China

Adverse changes in political, economic and other policies of the Chinese government could have a material adverse effect on the overall economic growth of China, which could materially and adversely affect the growth of our business and our competitive position.

Our business, financial condition, results of operations and prospects are affected significantly by economic, political and legal developments in China. Although the PRC economy has been transitioning from a planned economy to a more market-oriented economy since the late 1970s, the PRC government continues to exercise significant control over China’s economic growth through direct allocation of resources, monetary and tax policies, and a host of other government policies such as those that encourage or restrict investment in certain industries by foreign investors, control the exchange between the Renminbi and foreign currencies, and regulate the growth of the general or specific market. While the Chinese economy has experienced significant growth in the past 30 years, growth has been uneven, both geographically and among various sectors of the economy. Furthermore, the current global economic crisis is adversely affecting economies throughout the world. As the PRC economy has become increasingly linked with the global economy, China is affected in various respects by downturns and recessions of major economies around the world. The various economic and policy measures enacted by the PRC government to forestall economic downturns or bolster China’s economic growth could materially affect our business. Any adverse change in the economic conditions in China, in policies of the PRC government or in laws and regulations in China could have a material adverse effect on the overall economic growth of China and market demand for our outsourcing services. Such developments could adversely affect our businesses, lead to reduction in demand for our services and adversely affect our competitive position.

Uncertainties with respect to the PRC legal system could have a material adverse effect on us.

The PRC legal system is based on written statutes. Prior court decisions may be cited for reference but have limited precedential value. Since the late 1970s, the PRC government has been building a comprehensive system of laws and regulations governing economic matters in general. The overall effect has been to significantly enhance the protections afforded to various forms of foreign investments in China. We conduct our business primarily through our subsidiaries established in China, including our Hong Kong subsidiaries. These subsidiaries are generally subject to laws and regulations applicable to foreign investment in China. However, since these laws and regulations are relatively new and the PRC legal system continues to rapidly evolve, the interpretations of many laws, regulations and rules are not always uniform and enforcement of these laws, regulations and rules involves uncertainties, which may limit legal protections available to us. In addition, some regulatory requirements issued by certain PRC government authorities may not be consistently applied by other government authorities (including local government authorities), thus making strict compliance with all regulatory requirements impractical, or in some circumstances impossible. For example, we may have to resort to administrative and court proceedings to enforce the legal protection that we enjoy either by law or contract. However, since PRC administrative and court authorities have discretion in interpreting and implementing statutory and contractual terms, it may be more difficult to predict the outcome of administrative and court proceedings and the level of legal protection we enjoy than in more developed legal systems. These uncertainties may impede our ability to enforce the contracts we plan to enter into with our business partners, clients and suppliers. In addition, such uncertainties, including any inability to enforce our contracts, together with any development or interpretation of PRC law that is adverse to us, could materially and adversely affect our business and operations. Furthermore, intellectual property rights and confidentiality protections in China may not be as effective as in the United States or other more developed countries. We cannot predict the effect of future developments in the PRC legal system, including the promulgation of new laws, changes to existing laws or the interpretation or enforcement thereof, or the preemption of local regulations by national laws. These uncertainties could limit the legal protections available to us and other foreign investors, including you. In addition, any litigation in China may be protracted and result in substantial costs and diversion of our resources and management attention.

The Chinese government may intervene in or influence our operations at any time, which could result in a material change in our operations and significantly and adversely impact the value of our securities.

The Chinese government has significant oversight and discretion over the conduct of our business and may intervene or influence our operations as the government deems appropriate to further regulatory, political and societal goals. The Chinese government has recently published new policies that significantly affected certain industries such as the education and internet industries, and we cannot rule out the possibility that it will in the future release regulations or policies regarding our industry that could require us to seek permission from Chinese authorities to continue to operate our business adversely affect our business, financial condition and results of operations. Furthermore, recent statements made by the Chinese government have indicated an intent to increase the government’s oversight and control over offerings of companies with significant operations in China that are to be conducted in foreign markets, as well as foreign investment in China-based issuers like us. Any such action, once taken by the Chinese government, could significantly limit or completely hinder our ability to offer or continue to offer securities to our investors, and could cause the value of our securities to significantly decline or become worthless.

Recent regulatory developments in China may subject us to additional regulatory review and disclosure requirement, expose us to government interference, or otherwise restrict our ability to offer securities and raise capitals outside China, all of which could materially and adversely affect our business and the value of our securities.

In light of the recent statements by the Chinese government indicating its intention to exert more oversight and control over overseas offerings of China-based companies and the proposed CAC review for certain data processing operators in China, we may adjust our business operations in the future, to comply with PRC laws regulating our industry and our business operations. However, such efforts may not be completed in a liability-free manner or at all. We cannot guarantee that we will not be subject to PRC regulatory inspection and/or review relating to cybersecurity, especially when there remains significant uncertainty as to the scope and manner of the regulatory enforcement. If we become subject to regulatory inspection and/or review by the CAC or other PRC authorities, or are required by them to take any specific actions, it could cause suspension or termination of the future offering of our securities, disruptions to our operations, result in negative publicity regarding our company, and divert our managerial and financial resources. We may also be subject to fines or other penalties, which could materially and adversely affect our business, financial condition, and results of operations.

We may be subject to PRC laws relating to, among others, data security and restrictions over foreign investments in value-added telecommunications services and other industry sectors set out in the Special Administrative Measures (Negative List) for the Access of Foreign Investment (2020 Edition). Specifically, we may be subject to PRC laws relating to the collection, use, sharing, retention, security, and transfer of confidential and private information, such as personal information and other data. These PRC laws apply not only to third-party transactions, but also to transfers of information between us and our wholly foreign-owned enterprises in China and Hong Kong, and other parties with which we have commercial relations. These PRC laws and their interpretations and enforcement continue to develop and are subject to change, and the PRC government may adopt other rules and restrictions in the future.

The recent regulatory developments in China, in particular with respect to restrictions on China-based companies raising capital offshore, and the government-led cybersecurity reviews of certain companies with variable-interest entity (“VIE”) structure, may lead to additional regulatory review in China over our financing and capital raising activities in the United States. Pursuant to the PRC Cybersecurity Law, which was promulgated by the Standing Committee of the National People’s Congress on November 7, 2016 and took effect on June 1, 2017, personal information and important data collected and generated by a critical information infrastructure operator in the course of its operations in China must be stored in China, and if a critical information infrastructure operator purchases internet products and services that affect or may affect national security, it should be subject to cybersecurity review by the Cyberspace Administration of China (the “CAC”). The PRC Cybersecurity Law also establishes more stringent requirements applicable to operators of computer networks, especially to operators of networks which involve critical information infrastructure. The PRC Cybersecurity Law contains an overarching framework for regulating Internet security, protection of private and sensitive information, and safeguards for national cyberspace security and provisions for the continued government regulation of the Internet and content available in China. The PRC Cybersecurity Law emphasizes requirements for network products, services, operations and information security, as well as monitoring, early detection, emergency response and reporting. Due to the lack of further interpretations, the exact scope of “critical information infrastructure operator” remains unclear.

On July 10, 2021, the CAC publicly issued the Cybersecurity Review Measures (the “Draft Measures”) for public comments until July 25, 2021. According to the Draft Measures, the scope of cybersecurity reviews is extended to data processing operators engaging in data processing activities that affect or may affect national security. The Draft Measures further requires that any operator applying for listing on a foreign exchange must go through cybersecurity review if it possesses personal information of more than one million users. According to the Draft Measures, a cybersecurity review assesses potential national security risk that may be brought about by any procurement, data processing, or overseas listing. The review focuses on several factors, including, among others, (1) the risk of theft, leakage, corruption, illegal use or export of any core or important data, or a large amount of personal information, and (2) the risk of any critical information infrastructure, core or important data, or a large amount of personal information being affected, controlled or maliciously exploited by a foreign government after a company is listed overseas. While the Draft Measures have been released for consultation purposes, there is still uncertainty regarding the final content of the Draft Measures, its adoption timeline or effective date, its final interpretation and implementation, and other aspects.

Furthermore, the Standing Committee of the National People’s Congress passed the Personal Information Protection Law of the PRC (“PIPL”), which will become effective from November 1, 2021, and requires general network operators to obtain a personal information protection certification issued by recognized institutions in accordance with the CAC regulation before such information can be transferred out of China.

On July 30, 2021, in response to the recent regulatory developments in China and actions adopted by the PRC government, the Chairman of the SEC issued a statement requesting additional disclosures from offshore issuers with China-based operating companies before their registration statements will be declared effective, including detailed disclosure related to VIE structures and whether the VIE and the issuer, when applicable, received or were denied permission from the PRC authorities to list on U.S. exchanges and the risks that such approval could be denied or rescinded.

On August 1, 2021, the CSRC stated that it had taken note of the new disclosure requirements announced by the SEC regarding the listings of Chinese companies and the recent regulatory development in China, and that the securities regulators in both countries should strengthen communications on regulating China-related issuers. Our PRC legal counsel, Beijing Jindong Law Firm, has advised us that, in light of our business operations, we should not be required to undergo the CAC review for any offering that we may make. However, if the enacted version of the Draft Measures mandates clearance of cybersecurity review and other specific actions to be completed by companies aiming to offer securities outside China, we cannot assure you that the PRC regulatory authorities will not take a contrary view or will not subsequently require us to undergo the approval procedures and subject us to penalties for non-compliance, or that if we are required to obtain such clearance, such clearance can be timely obtained, or at all. If we become subject to cybersecurity inspection and/or review by the CAC or other PRC authorities or are required by them to take any specific actions, it could cause suspension or termination of the future offering of our securities, including offerings under this registration statement, disruptions to our operations, result in negative publicity regarding our company, and divert our managerial and financial resources. We may also be subject to significant fines or other penalties, which could materially and adversely affect our business, financial condition and results of operations. Furthermore, in the event that our subsidiaries become operators of critical information infrastructure in the future they (and MMTEC) may be subjected to the above-described regulation.

The PRC government has significant influence over companies with China-based operations by enforcing existing rules and regulation, adopting new ones, or changing relevant industrial policies in a manner that may materially increase our compliance cost, change relevant industry landscape or otherwise cause significant changes to our business operations in China, which could result in material and adverse changes in our operations and cause the value of our securities to significantly decline or be worthless.

Our operations are located entirely within China. The PRC government has significant influence over the China-based operations of any company by allocating resources, providing preferential treatment to particular industries or companies, or imposing industry-wide policies on certain industries. The PRC government may also amend or enforce existing rules and regulation, or adopt ones, which could materially increase our compliance cost, change the relevant industry landscape, or cause significant changes to our business operations in China. In addition, the PRC regulatory system is based in part on government policies and internal guidance, some of which are not published on a timely basis, or at all, and some of which may even have a retroactive effect. We may not be aware of all non-compliance incidents at all times, and we may face regulatory investigation, fines and other penalties as a consequence. As a result of the changes in the industrial policies of the PRC government, including the amendment to and/or enforcement of the related laws and regulations, companies with China-based operations, including us, and the industries in which we operate, face significant compliance and operational risks and uncertainties. For example, on July 24, 2021, Chinese state media, including Xinhua News Agency and China Central Television, announced a broad set of reforms targeting private education companies providing after-school tutoring services and prohibiting foreign investments in institutions providing such after-school tutoring services. As a result, the market value of certain U.S. listed companies with China-based operations in the affected sectors declined substantially. As of the date of this prospectus, we are not aware of any similar regulations that may be adopted to significantly curtail our business operations in China. However, if such other adverse regulations or policies are adopted in China, our operations in China will be materially and adversely affected, which may significantly disrupt our operations and adversely affect our business.

We may be subject to anti-monopoly concerns as a result of our doing business in China.

Article 3 of Anti-Monopoly Law of the People’s Republic of China (the “Anti-Monopoly Law”) prohibits “monopolistic practices,” which include: a) the conclusion of monopoly agreements between operators; b) the abuse of dominant market position by operators; and c) concentration of undertakings which has or may have the effect of eliminating or restricting market competition. Also, according to Article 19 of the Anti-Monopoly Law, the operator(s) will be assumed to have a dominant market position if it has following situation: a) an operator has 50% or higher market share in a relevant market; b) two operators have 66% or higher market share in a relevant market; or c) three operators have 75% or higher market share in a relevant market. We believe none of our subsidiaries in China has engaged in any monopolistic practices in China, and that recent statements and regulatory actions by the Chinese government do not impact our ability to conduct business, accept foreign investments, or list on an U.S. or other foreign stock exchange. However, there can be no assurance that regulators in China will not promulgate new laws and regulations or adopt new series of regulatory actions which may require our Chinese subsidiaries to meet new requirements on the issues mentioned above.

We rely on offerings of our securities in the United States capital markets to fund our working capital needs. The approval of and the filing with the CSRC or other PRC government authorities may be required in connection with our future offshore offerings under PRC law, and, if required, we cannot predict whether or for how long we will be able to obtain such approval or complete such filing. Our failure to obtain or maintain any requisite approvals would have a material adverse effect on our ability to continue as a going concern, and could result in a loss of your entire investment.

Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or the M&A Rules, adopted by six PRC regulatory agencies in 2006 and amended in 2009, requires an overseas special purpose vehicle, that is controlled directly or indirectly by the PRC companies or individuals and that has been formed for overseas listing purposes through acquisitions of PRC domestic interest held by such PRC companies or individuals, to obtain the approval of the CSRC prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. The CSRC currently has not issued any definitive rule or interpretation concerning whether our offshore offerings are subject to the M&A Rules. The interpretation and application of the regulations remain unclear, and our offshore offerings may ultimately require approval of the CSRC. If the CSRC approval is required, it is uncertain whether we can or how long it will take us to obtain the approval and, even if we obtain such CSRC approval, the approval could be rescinded. Any failure to obtain or delay in obtaining the CSRC approval for any of our offshore offerings, or a rescission of such approval if obtained, would subject us to sanctions imposed by the CSRC or other PRC regulatory authorities, which could include fines and penalties on our operations in China, restrictions or limitations on our ability to pay dividends outside of China, and other forms of sanctions that may materially and adversely affect our business, financial condition, and results of operations.

On July 6, 2021, the relevant PRC government authorities issued Opinions on Strictly Cracking Down Illegal Securities Activities in Accordance with the Law. These opinions emphasized the need to strengthen the administration over illegal securities activities and the supervision on overseas listings by China-based companies and proposed to take effective measures, such as promoting the construction of relevant regulatory systems to deal with the risks and incidents faced by China-based overseas-listed companies. As a follow-up, on December 24, 2021, the CSRC issued a draft of the Provisions of the State Council on the Administration of Overseas Securities Offering and Listing by Domestic Companies, and issued a draft of Administration Measures for the Filing of Overseas Securities Offering and Listing by Domestic Companies for public comments. These draft measures propose to establish a new filing-based regime to regulate overseas offerings and listings by domestic companies. Specifically, an overseas offering and listing by a PRC company, whether directly or indirectly, an initial or follow-on offering, must be filed with the CSRC. The examination and determination of an indirect offering and listing will be conducted on a substance-over-form basis, and an offering and listing shall be deemed as a PRC company’s indirect overseas offering and listing if the issuer meets the following conditions: (i) any of the operating income, gross profit, total assets, or net assets of the PRC enterprise in the most recent fiscal year was more than 50% of the relevant line item in the issuer’s audited consolidated financial statement for that year; and (ii) senior management personnel responsible for business operations and management are mostly PRC citizens or are ordinarily resident in the PRC, and the principal place of business is in the PRC or carried out in the PRC. The issuer or its affiliated PRC entity, as the case may be, shall file with the CSRC for its initial public offering, follow-on offering and other equivalent offering activities. Particularly, the issuer shall submit the filing with respect to its initial public offering and listing within three business days after its initial filing of the listing application, and submit the filing with respect to its follow-on offering within three business days after the completion of the follow-on offering. Failure to comply with the filing requirements may result in fines to the relevant PRC companies, suspension of their businesses, revocation of their business licenses and operation permits and fines on the controlling shareholder and other responsible persons. These draft measures also set forth certain regulatory red lines for overseas offerings and listings by PRC enterprises.

On February 17, 2023, the CSRC issued the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Trial Measures, which will become effective on March 31, 2023. On the same date of the issuance of the Trial Measures, the CSRC circulated No. 1 to No. 5 Supporting Guidance Rules, the Notes on the Trial Measures, the Notice on Administration Arrangements for the Filing of Overseas Listings by Domestic Companies and the relevant CSRC Answers to Reporter Questions on the official website of the CSRC, or collectively, the Guidance Rules and Notice. The Trial Measures, together with the Guidance Rules and Notice, reiterate the basic supervision principles as reflected in the Draft Overseas Listing Regulations by providing substantially the same requirements for filings of overseas offering and listing by domestic companies, yet made the following updates compared to the Draft Overseas Listing Regulations, including but not limited to: (a) further clarification of the circumstances prohibiting overseas issuance and listing; (b) further clarification of the standard of indirect overseas listing under the principle of substance over form, and (c) adding more details of filing procedures and requirements by setting different filing requirements for different types of overseas offering and listing. Under the Trial Measures and the Guidance Rules and Notice, initial public offerings or listings in overseas markets by domestic companies, either in direct or indirect form, shall be filed with the CSRC pursuant to the requirements of the Trial Measures within three working days after the relevant application is submitted overseas. The companies that have already been listed on overseas stock exchanges prior to March 31, 2023 or the companies that have obtained the approval from overseas supervision administrations or stock exchanges for its offering and listing prior to March 31, 2023 and will complete their overseas offering and listing prior to September 30, 2023 are not required to make immediate filings for its listing yet need to make filings for subsequent offerings in accordance with the Trial Measures. The companies that have already submitted an application for an initial public offering to overseas supervision administrations but have not yet obtained the approval from overseas supervision administrations or stock exchanges for the offering and listing prior to March 31, 2023 may arrange for the filing within a reasonable time period and should complete the filing procedure before such companies’ overseas issuance and listing.

As of the date of this prospectus, we have not received any formal inquiry, notice, warning, sanction, or any regulatory objection from the CSRC with respect to this offering. As the Trial Measures were newly published and there is uncertainty with respect to the filing requirements and the implementation, if we are required to submit to the CSRC and complete the filing procedures of our overseas public offering and listing, we cannot be sure that we will be able to complete such filing in a timely manner. Any failure or perceived failure by us to comply with such filing requirements under the Trial Measures may result in forced rectification, warnings and fines against us and could materially hinder our ability to offer or continue to offer our securities.

On February 24, 2023, the CSRC, Ministry of Finance of the PRC, National Administration of State Secrets Protection and National Archives Administration of China jointly revised the Provisions on Strengthening Confidentiality and Archives Administration for Overseas Securities Offering and Listing which was issued by the CSRC, National Administration of State Secrets Protection and National Archives Administration of China in 2009, or the Provisions. The revised Provisions is issued under the title the Provisions on Strengthening Confidentiality and Archives Administration of Overseas Securities Offering and Listing by Domestic Companies, and will come into effect on March 31, 2023 with the Trial Measures. One of the major revisions to the revised Provisions is expanding its application to cover indirect overseas offering and listing, as is consistent with the Trial Measures. The revised Provisions require that, including but not limited to (a) a domestic company that plans to, either directly or through its overseas listed entity, publicly disclose or provide to relevant individuals or entities including securities companies, securities service providers and overseas regulators, any documents and materials that contain state secrets or working secrets of government agencies, shall first obtain approval from competent authorities according to law, and file with the secrecy administrative department at the same level; and (b) domestic company that plans to, either directly or through its overseas listed entity, publicly disclose or provide to relevant individuals and entities including securities companies, securities service providers and overseas regulators, any other documents and materials that, if leaked, will be detrimental to national security or public interest, shall strictly fulfill relevant procedures stipulated by applicable national regulations.

As of the date hereof, the revised Provisions have not come into effect. On or after March 31, 2023, any failure or perceived failure by the Company or PRC Subsidiaries to comply with the above confidentiality and archives administration requirements under the revised Provisions and other PRC laws and regulations may result in that the relevant entities would be held legally liable by competent authorities, and referred to the judicial organ to be investigated for criminal liability if suspected of committing a crime.

In addition, we cannot assure you that any new rules or regulations promulgated in the future will not impose additional requirements on us. If it is determined in the future that approval and filing from the CSRC or other regulatory authorities or other procedures, including the cybersecurity review under the Measures for Cybersecurity Review and the Draft Regulation on Network for Data Security (if implemented), are required for our offshore offerings, it is uncertain whether we can or how long it will take us to obtain such approval or complete such filing procedures and any such approval or filing could be rescinded or rejected. Any failure to obtain or delay in obtaining such approval or completing such filing procedures for our offshore offerings, or a rescission of any such approval or filing if obtained by us, would subject us to sanctions by the CSRC or other PRC regulatory authorities for failure to seek CSRC approval or filing or other government authorization for our offshore offerings. These regulatory authorities may impose fines and penalties on our operations in China, limit our ability to pay dividends outside of China, limit our operating privileges in China, delay or restrict the repatriation of the proceeds from our offshore offerings into China or take other actions that could materially and adversely affect our business, financial condition, results of operations, and prospects, as well as the trading price of our listed securities. The CSRC or other PRC regulatory authorities also may take actions requiring us, or making it advisable for us, to halt our offshore offerings before settlement and delivery of the shares offered. Consequently, if investors engage in market trading or other activities in anticipation of and prior to settlement and delivery, they do so at the risk that settlement and delivery may not occur. In addition, if the CSRC or other regulatory authorities later promulgate new rules or explanations requiring that we obtain their approvals or accomplish the required filing or other regulatory procedures for our prior offshore offerings, we may be unable to obtain a waiver of such approval requirements, if and when procedures are established to obtain such a waiver. Any uncertainties or negative publicity regarding such approval requirement could materially and adversely affect our business, prospects, financial condition, reputation, and the trading price of our listed securities. Our failure to obtain or maintain any requisite approvals would have a material adverse effect on our ability to continue as a going concern, and could result in a loss of your entire investment.

Rules and regulations in China can change quickly with little advance notice, creating substantial uncertainty. Changes in the PRC legal system may adversely affect our business and operation.

Our major business operations are conducted in the PRC and therefore regulated by the laws and regulations of the PRC. The PRC legal system is based on the written statutes and involves a unified, multilevel legislative system. The National People’s Congress (the “NPC”) and its Standing Committee exercise the state power to make laws. The NPC enacts and amends basic laws pertaining to criminal offences, civil affairs, state organs and other matters. The Standing Committee enacts and amends all laws except for basic laws that should be enacted by the NPC. When the NPC is not in session, its Standing Committee may partially supplement and revise laws enacted by the NPC, provided that the changes do not contravene the laws’ basic principles. Generally, the PRC laws will go through specific legislative procedures before being promulgated. The legislative authority may propose a bill and then the bill shall be deliberated three times before being voted. However, administrative regulations are formulated by the State Council which reports them to the NPC. The administration regulations are often promulgated with little advance notice, which results in a lack of predictability, and substantial uncertainty. Moreover, the uncertainties may fundamentally impact the development of one or more specific industries and in extreme cases result in the termination of certain businesses. For example, the Opinions on Further Easing the Burden of Excessive Homework and After-School Tutoring for Students Undergoing Compulsory Education, known as “double reduction” education policy, was promulgated by General Office of the CPC Central Committee and General Office of the State Council on July 24, 2021. The “double reduction” education policy comes into effective immediately and has posed a significant impact on the education and training industries, as well as those China-based companies listed in the United States. The resulting unpredictable could materially and adversely affects the market value and the operation of the businesses affected.

Furthermore, the PRC administrative authorities and courts have the power to interpret and implement or enforce statutory rules and contractual terms at their reasonable discretion which makes the business environment much more complicated and unpredictable. It is difficult to predict the outcome of the administrative and court proceedings. The uncertainties may affect our assessments of the relevance of legal requirements, and our business decisions. Such uncertainties may result in substantial operating expenses and costs. Should there were any investigations, arbitrations or litigation with respect to our alleged non-compliance with statutory rules and contractual terms, the management team could be distracted from our primary business considerations, and therefore such a circumstance could materially and adversely affect our business and results of operations. We cannot predict future developments relating to the laws, regulations and rules in the PRC. We may be required to procure additional permits, authorizations and approvals for our operations, which we may not be able to obtain. Our failure to obtain such permits, authorizations and approvals may materially and adversely affect our business, financial condition and the results of operations.

U.S. regulators’ ability to conduct investigations or enforce rules in China is limited.

The majority of our operations conducted outside of the U.S. As a result, it may not be possible for the U.S. regulators to conduct investigations or inspections, or to effect service of process within the U.S. or elsewhere outside China on us, our subsidiaries, officers, directors and shareholders, and others, including with respect to matters arising under BVI or U.S. federal or state securities laws. China does not have treaties providing for reciprocal recognition and enforcement of judgments of courts with the U.S. and many other countries. As a result, recognition and enforcement in China of these judgments in relation to any matter, including U.S. securities laws and the laws of the BVI, may be difficult or impossible.

We face uncertainty regarding the PRC tax reporting obligations and consequences for certain indirect transfers of the stock of our operating company.

Pursuant to the Notice on Strengthening Administration of Enterprise Income Tax for Share Transfers by Non-PRC Resident Enterprises issued by the PRC State Administration of Taxation on December 10, 2009, or Circular 698, where a foreign investor transfers the equity interests of a PRC resident enterprise indirectly by way of the sale of equity interests of an overseas holding company, or an Indirect Transfer, and such overseas holding company is located in a tax jurisdiction that: (i) has an effective tax rate less than 12.5% or (ii) does not tax foreign income of its residents, the foreign investor should report such Indirect Transfer to the competent tax authority of the PRC resident enterprise. The PRC tax authority will examine the true nature of the Indirect Transfer, and if the tax authority considers that the foreign investor has adopted an abusive arrangement in order to avoid PRC tax, they will disregard the existence of the overseas holding company and re-characterize the Indirect Transfer and as a result, gains derived from such Indirect Transfer may be subject to PRC withholding tax at the rate of up to 10%. In addition, the PRC resident enterprise is supposed to provide necessary assistance to support the enforcement of Circular 698. At present, the PRC tax authorities will neither confirm nor deny that they would enforce Circular 698, in conjunction with other tax collection and tax withholding rules, to make claims against our PRC subsidiaries as being indirectly liable for unpaid taxes, if any, arising from Indirect Transfers by shareholders who did not obtain their common shares in the public offering of our common shares.

PRC regulations relating to the establishment of offshore special purpose companies by PRC residents may subject our PRC resident shareholders to personal liability and limit our ability to acquire PRC companies or to inject capital into our PRC subsidiaries, limit their ability to distribute profits to us, or otherwise materially and adversely affect us.

On July 4, 2014, the PRC State Administration of Foreign Exchange (“SAFE”) promulgated the Circular on Relevant Issues Relating to Domestic Resident’s Investment and Financing and Roundtrip Investment through Special Purpose Vehicles, or SAFE Circular 37, which replaced the former Notice on Relevant Issues Concerning Foreign Exchange Administration for PRC Residents to Engage in Financing and Inbound Investment via Overseas Special Purpose Vehicles (generally known as SAFE Circular 75) promulgated by SAFE on October 21, 2005. On February 13, 2015, SAFE further promulgated the Circular on Further Simplifying and Improving the Administration of the Foreign Exchange Concerning Direct Investment, or SAFE Circular 13, which took effect on June 1, 2015. This SAFE Circular 13 has amended SAFE Circular 37 by requiring PRC residents or entities to register with qualified banks rather than SAFE or its local branch in connection with their establishment or control of an offshore entity established for the purpose of overseas investment or financing.

These circulars require PRC residents to register with qualified banks in connection with their direct establishment or indirect control of an offshore entity, for the purpose of overseas investment and financing, with such PRC residents’ legally owned assets or equity interests in domestic enterprises or offshore assets or interests, which is referred to in SAFE Circular 37 as a “special purpose vehicle.” These circulars further require amendment to the registration in the event of any significant changes with respect to the special purpose vehicle, such as an increase or decrease of capital contributed by PRC residents, share transfer or exchange, merger, division or other material events. In the event that a PRC resident holding interests in a special purpose vehicle fails to complete the required SAFE registration, the PRC subsidiary of that special purpose vehicle may be prohibited from making profit distributions to the offshore parent and from carrying out subsequent cross-border foreign exchange activities, and the special purpose vehicle may be restricted in its ability to contribute additional capital into its PRC subsidiary. Furthermore, failure to comply with the various SAFE registration requirements described above could result in liability under PRC law for evasion of foreign exchange controls.

We cannot provide any assurances that all such registration will be completed in a timely manner. Failure by such shareholder or beneficial owners of our company to comply with Circular 37 could subject us to fines or legal sanctions, restrict our overseas or cross-border investment activities, limit our PRC subsidiary’s ability to make distributions or pay dividends or affect our ownership structure, which could adversely affect our business and prospects.

PRC regulation of loans and direct investment by offshore holding companies to PRC entities may delay or prevent us from making loans or additional capital contributions to our PRC subsidiary, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

As an offshore holding company of our PRC subsidiary, we may make loans to our PRC subsidiary, or we may make additional capital contributions to our PRC subsidiary. Any loans to our PRC subsidiary are subject to PRC regulations and approvals. For example, loans by us to our PRC subsidiary in China, each of which is a foreign-invested enterprise, to finance their activities cannot exceed statutory limits and must be registered with SAFE or its local counterpart.

We may also decide to finance our PRC subsidiary through capital contributions. These capital contributions must be approved by MOFCOM or its local counterpart. We cannot assure you that we will be able to obtain these government registrations or approvals on a timely basis, if at all, with respect to future loans by us to our PRC subsidiary or controlled PRC affiliate or capital contributions by us to our subsidiaries or any of their respective subsidiaries. If we fail to receive such registrations or approvals, our ability to capitalize our PRC operations may be negatively affected, which could adversely and materially affect our liquidity and our ability to fund and expand our business.

On June 15, 2016, SAFE promulgated the Circular on Reforming and Regulating Policies on the Control over Foreign Exchange Settlement of Capital Accounts, or SAFE Circular No.16. SAFE Circular No. 16 stipulates that the use of capital by foreign-invested enterprises, or FIEs shall follow “the principle of authenticity and self-use” within the business scope of such FIEs. The capital of an FIE and capital in Renminbi obtained by the FIE from foreign exchange settlement shall not be used for the following purposes: (i) directly or indirectly used for payment beyond the business scope of the enterprises or the payment prohibited by relevant laws and regulations; (ii) directly or indirectly used for investment in securities or investments other than banks’ principal-secured products unless otherwise provided by relevant laws and regulations; (iii) the granting of loans to non-affiliated enterprises, except where it is expressly permitted in the business license; and (iv) paying the expenses related to the purchase of real estate that is not for self-use (except for the foreign-invested real estate enterprises).

We cannot assure you that we will be able to complete the necessary government registrations or obtain the necessary government approvals on a timely basis, if at all, with respect to future loans by us to our PRC subsidiary or controlled PRC affiliate or with respect to future capital contributions by us to our PRC subsidiary. If we fail to complete such registrations or obtain such approvals, our ability to capitalize or otherwise fund our PRC operations may be negatively affected, which could adversely and materially affect our liquidity and our ability to fund and expand our business.

Governmental control of currency conversion may limit our ability to use our future revenues effectively and the ability of our PRC subsidiary to obtain financing.

The PRC government imposes control on the convertibility of the Renminbi into foreign currencies and, in certain cases, the remittance of currency out of China. Restrictions on currency conversion imposed by the PRC government may limit our ability to use our future revenues generated in Renminbi to fund our expenditures denominated in foreign currencies or our business activities outside China. Under China’s existing foreign exchange regulations, Renminbi may be freely converted into foreign currency for payments relating to current account transactions, which include among other things dividend payments and payments for the import of goods and services, by complying with certain procedural requirements. Our PRC subsidiary is able to pay dividends in foreign currencies to us without prior approval from SAFE, by complying with certain procedural requirements. Our PRC subsidiary may also retain foreign currency in their respective current account bank accounts for use in payment of international current account transactions. However, we cannot assure you that the PRC government will not take measures in the future to restrict access to foreign currencies for current account transactions. Conversion of Renminbi into foreign currencies, and of foreign currencies into Renminbi, for payments relating to capital account transactions, which principally includes investments and loans, generally requires the approval of SAFE and other relevant PRC governmental authorities. Restrictions on the convertibility of the Renminbi for capital account transactions could affect the ability of our PRC subsidiary to make investments overseas or to obtain foreign currency through debt or equity financing, including by means of loans or capital contributions from us. We cannot assure you that the registration process will not delay or prevent our conversion of Renminbi for use outside of China.

We may be classified as a “resident enterprise” for PRC enterprise income tax purposes; such classification could result in unfavorable tax consequences to us and our non-PRC shareholders.

The Enterprise Income Tax Law provides that enterprises established outside of China whose “de facto management bodies” are located in China are considered PRC tax resident enterprises and will generally be subject to the uniform 25% PRC enterprise income tax rate on their global income. In addition, a tax circular issued by the State Administration of Taxation on April 22, 2009 regarding the standards used to classify certain Chinese-invested enterprises established outside of China as resident enterprises clarified that dividends and other income paid by such resident enterprises will be considered to be PRC source income, subject to PRC withholding tax, currently at a rate of 10%, when recognized by non-PRC enterprise shareholders. This recent circular also subjects such resident enterprises to various reporting requirements with the PRC tax authorities. Under the implementation rules to the Enterprise Income Tax Law, a de facto management body is defined as a body that has material and overall management and control over the manufacturing and business operations, personnel and human resources, finances and other assets of an enterprise. In addition, the tax circular mentioned above details that certain Chinese-invested enterprises will be classified as resident enterprises if the following are located or resident in China: senior management personnel and departments that are responsible for daily production, operation and management; financial and personnel decision making bodies; key properties, accounting books, company seal, and minutes of board meetings and shareholders’ meetings; and half or more of the senior management or directors having voting rights.

Currently, there are no detailed rules or precedents governing the procedures and specific criteria for determining de facto management bodies which are applicable to our company or our overseas subsidiary. If our company or any of our overseas subsidiaries is considered a PRC tax resident enterprise for PRC enterprise income tax purposes, a number of unfavorable PRC tax consequences could follow. First, our company or our overseas subsidiary will be subject to the uniform 25% enterprise income tax rate as to our global income as well as PRC enterprise income tax reporting obligations. Second, although under the Enterprise Income Tax Law and its implementing rules dividends paid to us from our PRC subsidiary would qualify as tax-exempted income, we cannot assure you that such dividends will not be subject to a 10% withholding tax, as the PRC foreign exchange control authorities, which enforce the withholding tax, have not yet issued guidance with respect to the processing of outbound remittances to entities that are treated as resident enterprises for PRC enterprise income tax purposes. Finally, dividends payable by us to our investors and gain on the sale of our common shares may become subject to PRC withholding tax. It is possible that future guidance issued with respect to the new resident enterprise classification could result in a situation in which a withholding tax of 10% for our non-PRC enterprise investors or a potential withholding tax of 20% for individual investors is imposed on dividends we pay to them and with respect to gains derived by such investors from transferring our common shares. In addition to the uncertainty in how the new resident enterprise classification could apply, it is also possible that the rules may change in the future, possibly with retroactive effect. If we are required under the Enterprise Income Tax law to withhold PRC income tax on our dividends payable to our foreign shareholders, or if you are required to pay PRC income tax on the transfer of our common shares under the circumstances mentioned above, the value of your investment in our common shares may be materially and adversely affected. It is unclear whether, if we are considered a PRC resident enterprise, holders of our common shares would be able to claim the benefit of income tax treaties or agreements entered into between China and other countries or areas.

We may rely on dividends paid by our subsidiaries for our cash needs, and any limitation on the ability of our subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business.

As a holding company, we conduct substantially all of our business through our consolidated subsidiaries incorporated in China. We may rely on dividends paid by our PRC subsidiary for our cash needs, including the funds necessary to pay any dividends and other cash distributions to our shareholders, to service any debt we may incur and to pay our operating expenses. The payment of dividends by entities established in China is subject to limitations. Regulations in China currently permit payment of dividends only out of accumulated profits as determined in accordance with accounting standards and regulations in China. Our PRC subsidiary is required to set aside at least 10% of its after-tax profit based on PRC accounting standards each year to its general reserves or statutory capital reserve fund until the aggregate amount of such reserves reaches 50% of its respective registered capital. As a result, our PRC subsidiary is restricted in their ability to transfer a portion of their net assets to us in the form of dividends. In addition, if our PRC subsidiary incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us. Any limitations on the ability of our PRC subsidiary to transfer funds to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends and otherwise fund and conduct our business.

Our current employment practices may be restricted under the PRC Labor Contract Law and our labor costs may increase as a result.

The PRC Labor Contract Law and its implementing rules impose requirements concerning contracts entered into between an employer and its employees and establishes time limits for probationary periods and for how long an employee can be placed in a fixed-term labor contract. Because the Labor Contract Law and its implementing rules have not been in effect very long and because there is lack of clarity with respect to their implementation and potential penalties and fines, it is uncertain how it will impact our current employment policies and practices. We cannot assure you that our employment policies and practices do not, or will not, violate the Labor Contract Law or its implementing rules and that we will not be subject to related penalties, fines or legal fees. If we are subject to large penalties or fees related to the Labor Contract Law or its implementing rules, our business, financial condition and results of operations may be materially and adversely affected. In addition, according to the Labor Contract Law and its implementing rules, if we intend to enforce the non-compete provision with an employee in a labor contract or non-competition agreement, we have to compensate the employee on a monthly basis during the term of the restriction period after the termination or ending of the labor contract, which may cause extra expenses to us. Furthermore, the Labor Contract Law and its implementation rules require certain terminations to be based upon seniority rather than merit, which significantly affects the cost of reducing workforce for employers. In the event we decide to significantly change or decrease our workforce in the PRC, the Labor Contract Law could adversely affect our ability to enact such changes in a manner that is most advantageous to our circumstances or in a timely and cost-effective manner, thus our results of operations could be adversely affected.

Cautionary Note Regarding Forward-Looking Statements

Some of the information in this prospectus, any prospectus supplement, and the documents we incorporate by reference contains forward-looking statements within the meaning of the federal securities laws. You should not rely on forward-looking statements in this prospectus, any prospectus supplement, or the documents we incorporate by reference. Forward-looking statements typically are identified by use of terms such as “anticipate,” “believe,” “plan,” “expect,” “future,” “intend,” “may,” “will,” “should,” “estimate,” “predict,” “potential,” “continue,” and similar words, although some forward-looking statements are expressed differently. This prospectus, any prospectus supplement, and the documents we incorporate by reference may also contain forward-looking statements attributed to third parties relating to their estimates regarding the growth of our markets. All forward-looking statements address matters that involve risks and uncertainties, and there are many important risks, uncertainties and other factors that could cause our actual results, as well as those of the markets we serve, levels of activity, performance, achievements and prospects to differ materially from the forward-looking statements contained in this prospectus, any prospectus supplement, and the documents we incorporate by reference. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important factors in the cautionary statements included in this prospectus supplement, particularly under “Risk Factors” that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, collaborations or investments we may make. You should read this prospectus supplement, the accompanying prospectus and the documents that we incorporate by reference herein and therein completely and with the understanding that our actual future results may be materially different from what we expect.

Except as required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. You should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. Before deciding to purchase our securities, you should carefully consider the risk factors discussed and incorporated by reference in this prospectus supplement and the accompanying prospectus and in the registration statement of which this prospectus supplement and the accompanying prospectus form a part.

CASH TRANSFERS WITHIN OUR ORGANIZATION

During the first three months of 2023 and each of the fiscal years ended December 31, 2020, 2021 and 2022, the only transfer of assets among MMTEC and its subsidiaries have consisted of cash. During that same period, there have been no distributions or dividends by any of our direct or indirectly held subsidiaries to MMTEC. During that same period MMTEC has not declared any dividends or made any distributions to its shareholders, including its U.S. investors, and we do not anticipate declaring a dividend in the foreseeable future.

MMTEC routinely provides cash to its subsidiaries either by way of capital contribution or by way of loan. All such loans are interest-free, unsecured and payable on demand. The proceeds of any such loan will be wired to the borrower subsidiary and will be recorded on our books as ‘Inter-Company due.’ Such loan amounts are eliminated in our consolidated financial statements. Cash transferred outside of our organization to satisfy our obligations to third parties are also effected via wire transfer.

MMTEC is a holding company incorporated in the British Virgin Islands, and we do not have any substantive operations other than indirectly holding the equity interest in our operating subsidiaries in China and other countries and regions. MMTEC relies on dividends paid by our subsidiaries and capital raised from the sale of our securities to satisfy our cash needs. The payment of dividends to MMTEC by our subsidiaries is effected by means of dividends by those entities to their direct parent and, as applicable, a redividend by that entity to MMTEC. Such dividends are effected by resolution of the board of directors of each such entity (after provision for applicable tax obligations).

China is a foreign exchange administration country. Capital injections, cross-border trade and services transactions settled in foreign exchange, overseas financing and profit repatriations are subject to the foreign exchange administration regulations. The Authority dealing with foreign exchange in China is the State Administration of Foreign Exchange (SAFE) and its local branches. A Chinese subsidiary owned by a foreign company must apply for registration of foreign exchange with the SAFE after the issuance of a business license and obtain a foreign exchange registration certificate. When the Chinese subsidiaries apply to repatriate dividends to foreign shareholders, they must submit the application form to SAFE with the proof that such dividends have been subjected to all applicable tax withholding. A Chinese subsidiary can only distribute dividends out of its accumulated profits, which means that any accumulated losses must be more than offset by its profits in other years, including the current year.

The cash transfers within the organization during the above-referenced periods were as follows:

For The Period From January 1, 2023 through March 31, 2023
Company (Wire transfer from)	Company (Wire transfer to)	Amount		Equivalent to amount (USD)	Purpose	Asset Type
MMTEC	MMBD Trading	US$	20,000	20,000	Capital contribution	Cash
MM Global	MMBD Trading	US$	220,000	220,000	Withdraw investment	Cash
MM Future	HC Securities	HK$	1,482,779	190,000	Intercompany loan for working capital	Cash
MMBD Trading	MMTEC	US$	220,000	220,000	Intercompany loan for working capital	Cash
MMBD Trading	MM Global	US$	20,000	20,000	Capital contribution	Cash

For The Year 2022
Company (Wire transfer from)	Company (Wire transfer to)	Amount		Equivalent to amount (USD)	Purpose	Asset Type
MMTEC	MMBD Trading	US$	850,000	850,000	Capital contribution	Cash
MMTEC	MM Future	US$	6,350,000	6,350,000	Capital contribution	Cash
MMTEC	HC Securities	HK$	1,500,000	191,522	Capital contribution	Cash
MM Future	Gujia	RMB	24,642,492	3,700,000	Capital contribution	Cash
MM Future	Fundex	US$	5,000	5,000	Intercompany loan for working capital	Cash
MMBD Trading	MM Global	US$	850,000	850,000	Capital contribution	Cash
Gujia	MM Future	RMB	716,680	100,000	Consulting service fee	Cash

For The Year 2021
Company (Wire transfer from)	Company (Wire transfer to)	Amount		Equivalent to amount (USD)	Purpose	Asset Type
MMTEC	MMBD Trading	US$	330,000	330,000	Capital contribution	Cash
MM Future	MMTEC	US$	5,000	5,000	Intercompany loan for working capital	Cash
MMTEC	MM Future	US$	5,000	5,000	Intercompany loan for working capital	Cash
MMTEC	MM Future	US$	4,495,000	4,495,000	Capital contribution	Cash
MMTEC	HC Securities	HK$	5,500,000	706,528	Capital contribution	Cash
MMTEC	HC Securities	US$	2,000,000	2,000,000	Intercompany loan for working capital	Cash
HC Securities	MMTEC	US$	1,446,209	1,446,209	Intercompany loan for working capital	Cash
MM Future	Gujia	RMB	18,160,500	2,800,000	Capital contribution	Cash
MMBD Trading	MM Global	US$	320,000	320,000	Capital contribution	Cash

For the year 2020
Company (Wire transfer from)	Company (Wire transfer to)	Amount		Equivalent to amount (USD)	Purpose	Asset type
MMTEC	MMBD Trading	US$	100,000	100,000	Capital contribution	Cash
HC Securities	MMTEC	US$	60,000	60,000	Intercompany loan for working capital	Cash
MM Future	Gujia	RMB	8,280,199	1,180,000	Capital contribution	Cash
MMBD Trading	MM Global	US$	100,000	100,000	Capital contribution	Cash
MM Future	HC Securities	US$	445,162	445,162	Intercompany loan for working capital	Cash
HC Securities	MM Future	US$	600,000	600,000	Intercompany loan for working capital	Cash

The enforceability and treatment of the intercompany agreements within our organization, including the intercompany loan agreements described above used in connection with intercompany cash transfers, have not been tested in court.

Use of Proceeds

We may receive up to $56,000,00 in aggregate gross proceeds under the Purchase Agreement from any sales of the Notes before deducting offering expenses of $100,000 payable by us. We may sell fewer than all of the Notes offered by this prospectus supplement, in which case our offering proceeds will be less. Because the Purchaser is not obligated to purchase any specific amount of Notes under the Purchase Agreement, the actual total offering amount and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will receive any proceeds under or fully utilize the Purchase Agreement. See “Plan of Distribution” elsewhere in this prospectus supplement for more information.

We intend to use the net proceeds from the sale of the Notes offered by us hereunder, if any, for working capital and general corporate purposes. We do not currently have specific plans or commitments with respect to the net proceeds from this offering and, accordingly, we are unable to quantify the allocations of such proceeds among the various potential uses. The amounts and timing of our actual expenditures will depend on numerous factors, including our development timeline, costs associated with drug development, and any unforeseen cash needs and other factors described under “Risk Factors” in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein, as well as the amount of cash used in our operations. We will have broad discretion in the way we use the net proceeds of this offering.

Dilution

Our net tangible book value as of June 30, 2022 was $10.4 million, or $3.32 per ordinary share. Net tangible book value per share represents the amount of our total tangible assets, less our total liabilities, divided by the number of ordinary shares outstanding as of June 30, 2022. Net tangible book value dilution per ordinary share to new investors represents the difference between the amount per ordinary share paid by purchasers in this offering and the net tangible book value per ordinary share immediately after completion of this offering.

After giving effect to the entire conversion of the Notes, assuming a conversion price of $0.30 per ordinary share, which is floor conversion price, and that 233,333,333 shares are issued upon conversion of the Notes, and after deducting estimated offering expenses, our pro forma net tangible book value as of June 30, 2022 would have been $66.4 million or $0.28 per share. This represents an immediate decrease in net tangible book value of $3.04 per share to existing stockholders and an immediate dilution in net tangible book value of $0.02 per share to purchasers in this offering, as illustrated in the following table:

Assumed public offering price per share	$0.30
Net tangible book value per share as of June 30, 2022	$3.32
Decrease in net tangible book value per share attributable to our existing shareholders	$3.04
As adjusted net tangible book value per share as of June 30, 2022, after giving effect to this offering	$0.28
Decrease in net tangible book value per share to purchasers in this offering	$0.02

The above discussion is based on 31,370,000 common shares outstanding as of June 30, 2022 adjusted to 3,137,001 common shares based on our 1-for-10 reverse stock split which went into effect on July 13, 2022.

DESCRIPTION OF NOTES

We will issue up to $70,000,000 aggregate principal amount of the Notes pursuant to a Securities Purchase Agreement dated March 31, 2023 (the “Securities Purchase Agreement”), by and among us and the investor named therein. The following description relates to the particular terms of the Notes and supplements, to the extent inconsistent therewith, the description of the general terms and provisions of the debt securities set forth in the accompanying prospectus.

Maturity Date

The Notes will mature on the second anniversary of their issuance date, unless earlier converted.

Interest

The Notes will bear simple interest at a rate of 8% per annum, payable on each anniversary of the issue date, the conversion date for the principal amount being converted, and on the maturity date in cash. The interest rate will increase to the lesser of 22% per annum or the maximum rate permitted under applicable law upon the occurrence of any event of default that results in the eventual acceleration of the Notes.

Conversion

Holders may convert their Notes at their option at any time prior to such holder’s Note being paid in full; provided, that the Company will not effect any conversion of the Notes to the extent that after giving effect to such conversion would cause the holder or any permitted designee of the holder to, on an individual basis, beneficially own a number of ordinary shares exceeding 4.99% of the Company’s outstanding ordinary shares (taking into account shares to be issued upon such conversion). Upon conversion, we will deliver or cause our registrar or transfer agent to deliver ordinary shares representing the number of Conversion Shares to which the Holder is entitled, registered in the name of the holder or its permitted designee.

The number of Conversion Shares is determined by dividing the Note amount being converted by the conversion price, which is calculated with a discount of twenty-five percent (25%) to the lowest closing price of our ordinary shares for the five (5) trading day period immediately prior to the Company’s receipt of a notice of conversion from the Purchaser, subject to a floor of $0.30 per share.

Limitations on Conversion

A Note may not be converted and ordinary shares may not be issued under the Note if, after giving effect to the conversion or issuance, the holder or its designee would beneficially own in excess of 4.99% of our outstanding ordinary shares.

Prepayment

We may prepay any portion of the principal amount of the Notes, all accrued and unpaid interest relating to such prepaid portion of the principal and all other amounts due under the Notes at any time upon ten (10) trading days’ prior written notice to the holders. If we exercise our right to prepay a Note, we must make a payment to the holder of an amount in cash equal to the product of (i) the sum of (x) the then-outstanding principal amount of the Note and (y) all accrued but unpaid interest, multiplied by (ii) 115%.

Unsecured Obligations

The Notes will be unsecured obligations of the Company.

Events of Default

Each of the following events contained in the Notes will constitute an event of default with respect to the Notes:

(a) we fail to pay any principal, interest, fees, charges, or any other amount when due and payable under the Notes;

(b) we fail to deliver any Conversion Shares in accordance with the terms of the Note;

(c) a receiver, trustee or other similar official shall be appointed over the Company or a material part of its assets and such appointment shall remain uncontested for twenty (20) days or shall not be dismissed or discharged within sixty (60) days;

(d) we become insolvent or generally fail to pay, or admit in writing our inability to pay, our debts as they become due, subject to applicable grace periods, if any;

(e) we make a general assignment for the benefit of creditors;

(f) we file a petition for relief under any bankruptcy, insolvency or similar law (domestic or foreign);

(g) an involuntary bankruptcy proceeding is commenced or filed against the Company, which is not cured within sixty (60) calendar days;

(h) any representation, warranty or other statement made or furnished by or on behalf of the Company to the Purchaser in the Note, the Securities Purchase Agreement, or any related document, or otherwise in connection with the issuance of the Notes is false, incorrect, incomplete or misleading in any material respect when made or furnished;

(i) the occurrence of a Fundamental Transaction without prior written consent of the holder of 50% or more of the outstanding balance of the Notes. In this context a “Fundamental Transaction” means that (1) the Company directly or indirectly, in one or more related transactions, consolidates or merges with or into any other person or entity, or (2) the Company, directly or indirectly, in one or more related transactions, sells, leases, licenses, assigns, transfer, convey or otherwise disposes of all or substantially all of its properties or assets to any other person or entity, or (3) the Company, directly or indirectly, in one or more related transactions, allows any other person or entity to make a purchase, tender or exchange offer that is accepted by the holders of more than 50% of the outstanding shares of voting stock of the Company, or (4) the Company, directly or indirectly, in one or more related transactions, consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with any other person or entity whereby such other person or entity acquires more than 50% of the outstanding shares of voting stock of the Company, or (5) the Company, directly or indirectly, in one or more related transactions, reorganizes, recapitalizes or reclassifies the ordinary shares, other than an increase in the number of authorized shares of the Company, or a reverse split of its ordinary shares to maintain compliance with the minimum bid price requirements of the stock market where its ordinary shares are listed or traded or (b) any “person” or “group” directly or indirectly, acquiring 50% of the aggregate voting power represented by issued and outstanding voting stock of the Company;

(j) the Company effectuates a reverse split of the ordinary shares without twenty (20) Trading Days prior written notice to the Purchaser other than a reverse split of its ordinary shares to maintain compliance with the minimum bid price requirements of the stock market where its ordinary shares are listed or traded;

(k) any money judgment, writ or similar process is entered or filed against the Company or any subsidiary of the Company or any of its property or other assets for more than $1,000,000.00, and shall remain unvacated, unbonded or unstayed for a period of twenty (20) calendar days unless otherwise consented to by Lender;

(l) the Company fails to maintain the a sufficient reserve of shares for the conversion of the Notes; or

(m) the Company or any of its affiliates breaches any covenant or other term or condition contained in any agreement between the Company and the Purchaser in any material respect

Plan of Distribution

This prospectus supplement relates to the issuance and sale of 8% Senior Convertible Promissory Notes (and the ordinary shares that are issuable from time to time upon exercise of the Notes), of MMTEC, INC. to an investor pursuant to a securities purchase agreement between the Company and such investor, dated as of March 31, 2023 (the “Purchase Agreement”).

Pursuant to the Purchase Agreement, and subject to the terms and conditions therein, the Investor agreed to purchase not more than $70,000,000 in the aggregate original principal amount of the Notes with an original issue discount of 20%, resulting in an aggregate purchase price for the Offering of up to $56,000,000.

Pursuant to the Purchase Agreement, the investor will be obligated to purchase the Notes from time to time upon submission of a purchase notice to the Company specifying principal face value of the Notes to be purchased so long as customary closing conditions are met, including: (i) the representations and warranties of the Company are true and correct in all material respects and (ii) the Company has complied with its obligations under the Purchase Agreement.

We are registering the Notes and the ordinary shares issuable upon conversion of the Notes that will be issued to the Investor so that such securities will be freely tradeable securities, and the ordinary shares issued upon conversion of the Notes will be listed for trading on The Nasdaq Capital Market. We do not intend to apply to list the Notes on any securities exchange or to arrange for their quotation on any automated dealer quotation system.

This prospectus supplement shall not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Notes and ordinary shares issuable upon conversion of the Notes to the investor, nor shall there be any offer, solicitation or sale of the securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification of the securities under the securities laws of such state or jurisdiction. We are not making the offering in any state or other jurisdiction in which it is unlawful to do so, nor are we distributing or accepting any offers to purchase any common stock from securityholders who are residents of those states or other jurisdictions or who are otherwise prohibited by federal, state or foreign laws or regulations from accepting such offers.

Legal Matters

We are being represented by ArentFox Schiff LLP, Washington, DC with respect to legal matters arising under United States federal securities laws. The validity of the shares underlying the Notes offered in this offering and legal matters arising British Virgin Islands law will be passed upon for us by Ogier Legal Limited Partnership.

Experts

The financial statements incorporated by reference in this prospectus have been audited by MaloneBailey, LLP our independent registered public accounting firm, and are included in reliance upon such reports given upon the authority of said firm as experts in auditing and accounting.

Incorporation of Documents by Reference

The SEC allows us to “incorporate by reference” into this prospectus the documents we file with, or furnish to, them, which means that we can disclose important information to you by referring you to these documents. The information that we incorporate by reference into this prospectus forms a part of this prospectus, and information that we file later with the SEC automatically updates and supersedes any information in this prospectus. We incorporate by reference into this prospectus the documents listed below:

●	our Annual Report on Form 20-F for the fiscal year ended December 31, 2021;

●	the description of our shares set forth in our registration statement on Form F-1 (File No. 333-227934) filed with the SEC on October 22, 2018 and declared effective on December 26, 2018, and our Form 8-A filed with the SEC on December 18, 2018, including any amendment or report filed for the purpose of updating that description; and

●	our Report of Foreign Private Issuer on Form 6-K filed with the SEC on January 10, January 21, January 28, July 7, July 28, August 11, August 12, September 12, and October 28, 2022, and February 22, February 27, and March 6, 2023, respectively.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus are incorporated by reference into this prospectus and form part of this prospectus from the date of filing or furnishing of these documents. Any documents that we furnish to the SEC on Form 6-K subsequent to the date of this prospectus will be incorporated by reference into this prospectus only to the extent specifically set forth in the Form 6-K.

Any statement contained in a document incorporated by reference into this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, in one of those other documents or in any other later filed document that is also incorporated by reference into this prospectus modifies or supersedes that statement. Any such statement so modified shall not be deemed, except as so modified, to constitute a part of this prospectus. Any such statement so superseded shall be deemed not to constitute a part of this prospectus.

Any person receiving a copy of this prospectus, including any beneficial owner, may obtain without charge, upon written or oral request, a copy of any of the documents incorporated by reference into this prospectus, except for the exhibits to those documents unless the exhibits are specifically incorporated by reference into those documents. Requests should be directed to our principal executive office, Room 2302, 23rd Floor, FWD Financial Center, 308 Des Voeux Road Central, Sheung Wan, Hong Kong.

Where You Can Find More Information

We have filed with the SEC a registration statement on Form F-3 under the Securities Act with respect to the offer and sale of securities pursuant to this prospectus. This prospectus, filed as a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules thereto in accordance with the rules and regulations of the SEC and no reference is hereby made to such omitted information. Statements made in this prospectus concerning the contents of any contract, agreement or other document filed as an exhibit to the registration statement are summaries of all of the material terms of such contract, agreement or document, but do not repeat all of their terms. Reference is made to each such exhibit for a more complete description of the matters involved and such statements shall be deemed qualified in their entirety by such reference.

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are applicable to a foreign private issuer. In accordance with the Exchange Act, we file reports with the SEC, including annual reports on Form 20-F which are required to be filed within four months following our fiscal year end. Our fiscal year end is December 31 of each year. We also furnish to the SEC under cover of Form 6-K material information required to be made public in the British Virgin Islands, filed with and made public by any stock exchange or automated quotation system or distributed by us to our shareholders. As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders. In addition, our officers, directors and principal shareholders are exempt from the “short-swing profits” reporting and liability provisions contained in Section 16 of the Exchange Act and related Exchange Act rules.

The registration statement and the exhibits and schedules thereto, and reports and other information filed by us with the SEC may be inspected, without charge, and copies may be obtained at prescribed rates, at the public reference facility maintained by the SEC at its principal office at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference facility by calling 1-800-SEC-0330. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically through the SEC’s Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system, including the Company, which can be accessed at http://www.sec.gov.

PROSPECTUS

MMTEC, Inc.

$300,000,000

Common Shares

Warrants

Debt Securities

Units

We may offer and sell from time to time up to an aggregate of $300,000,000 of common shares (issued separately or upon exercise of warrants), warrants, debt securities, and units of the Company’s securities. The specific terms of any securities offered will be described in supplements to this prospectus. You should read this prospectus and any applicable prospectus supplement carefully before you purchase our securities. This prospectus may not be used to offer securities unless accompanied by a prospectus supplement.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. The prospectus supplement for each offering of securities will describe in detail the plan of distribution. If underwriters, dealers and agents are used to sell these securities, we will name them and describe their compensation in a prospectus supplement.

Our outstanding shares are listed for trading on the NASDAQ Stock Market, or NASDAQ, under the symbol “MTC”. On August 8, 2022, the closing price of our shares on the NASDAQ Stock Market was $3.20 per share. There is currently no established trading market through which the securities, other than the shares, may be sold and purchasers may not be able to resell the securities purchased under this prospectus. This may affect the pricing of the securities in the secondary market, the transparency and availability of trading prices, the liquidity of the securities and the extent of issuer regulation.

So long as the aggregate market value worldwide of our outstanding common equity held by non-affiliates, or public float, is less than $75 million, the aggregate market value of securities sold by us under this prospectus during the period of 12 calendar months immediately preceding the date of sale may be no more than one-third of our public float. The aggregate market value of our outstanding ordinary shares held by non-affiliates, or public float, as of August 9, 2022, was approximately $17,854,048, which was calculated based on 2,274,401 ordinary shares held by non-affiliates and $7.85 per share, which was the closing price of our common shares on the Nasdaq on August 2, 2022. This takes into account the 1-for-10 reverse stock split on the Company’s common stock that was effectuated on July 13, 2022. During the 12 calendar months prior to and including the date of this prospectus, we have sold, pursuant to General Instruction I.B.5 of Form F-3, 0 common shares.

In this prospectus, MMTEC is referred to as “MMTEC.” We refer to our subsidiaries as follows: MM Future Technology Limited, a Hong Kong incorporated limited company (“MM Future”); Gujia (Beijing) Technology Co., Ltd., a People’s Republic of China (“PRC”) incorporated limited company (“Gujia”); MMBD Trading Limited, a British Virgin Islands incorporated limited company (“MMBD Trading”); MMBD Trading was incorporated on March 4, 2016 under the laws of the British Virgin Islands; MM Global Securities, INC., an Illinois corporation (“MM Global”); MM Fund Services Limited, a Cayman Islands company (“MM Fund”); a Cayman Islands company; MM Capital Management Limited, a Cayman Islands company (“MM Capital”); MM Fund SPC, a Cayman Islands company (“MM SPC”); HC Securities (HK) Limited, a Hong Kong company (“HC Securities”); MMBD Investment Advisory Company Limited, a State of New York incorporated limited company (“MMBD Advisory”); and Fundex SPC, a Cayman Islands company (“Fundex”). MMTEC and its consolidated subsidiaries are collectively referred to herein as the “Company”, “we” or “us”, unless specific reference is made to an entity.

MMTEC, our ultimate British Virgin Islands holding company, does not have any substantive operations other than indirectly holding the equity interest in our operating subsidiaries in China and other countries and regions. As of the date of this prospectus, (i) the Company’s business operations are carried out both inside and outside of China; and (ii) the Company does not maintain any variable interest entity structure or operate any data center in China. The Company, including its Hong Kong subsidiaries, may still be subject to PRC laws relating to, among others, data security and restrictions over foreign investments due to the complexity of the regulatory regime in China, and the recent statements and regulatory actions by the PRC government relating to data security may affect our business operations in China or even our ability to offer securities in the United States. Neither MMTEC nor any of our subsidiaries has obtained the approval from either the China Securities Regulatory Commission (the “CSRC”) or the Cyberspace Administration of China (the “CAC”) for any offering we may make under this prospectus and any applicable prospectus supplement, and MMTEC does not intend to obtain the approval from either the CSRC or the CAC in connection with any such offering, since the Company does not believe, based upon advice of our PRC counsel, Beijing Jindong Law Firm, that such approval is required under these circumstances or for the time being. There can be no assurance, however, that regulators in China will not take a contrary view or will not subsequently require us to undergo the approval procedures and subject us to penalties for non-compliance. If regulators in China take a contrary view, it could (a) have a significant negative impact on our ability to operate, (b) hinder our ability to offer securities to investors, and/or (c) cause the value of our securities to significantly decline or to become worthless. See “Risk Factors—Risks Related to Doing Business in China.”

Recent statements and regulatory actions by the Chinese government have targeted those companies whose operations involves cross-border data security or anti-monopoly concerns.

With regard to data security, China promulgated several important laws recently. Among them, on June 10, 2021, China promulgated the PRC Data Security Law (“DSL”), which became effective on September 1, 2021. The legislative intent for this law mainly includes regulating data processing activities, ensuring data security, promoting data development and utilization, protecting the data-related legitimate rights and interests of individuals and organizations, and safeguarding national sovereignty, security and development interests. Article 36 provides that any Chinese entity that provides data to foreign judicial or law enforcement agencies (regardless of whether directly or through a foreign entity) without approval from the Chinese authority would likely be deemed to be in violation of DSL. In addition, pursuant to Article 2 of Measures for Cybersecurity Reviews (the “Measures”), the procurement of any network product or service by an operator of critical information infrastructure that affects or may affect national security shall be subjected to a cybersecurity review under the Measures. Pursuant to Article 35 of Cybersecurity Law of the PRC, where “critical information infrastructure operators” purchase network products and services, which may influence national security, the operators are required to be subjected to a cybersecurity review. Our subsidiaries provide market data services and fund management services and do not operate any critical information infrastructure. As a result we do not believe that these new legal requirements are applicable to our PRC or Hong Kong subsidiaries. However, the exact scope of the term “critical information infrastructure operator” remains unclear, so there can be no assurance that our subsidiaries will not be subjected to critical information infrastructure operator review in the future. Furthermore, in the event that any of our PRC or Hong Kong subsidiaries becomes an operator of critical information infrastructure in the future it may be subjected to the above-described regulation.

With regard to anti-monopoly, Article 3 of Anti-Monopoly Law of the People’s Republic of China (the “Anti-Monopoly Law”) prohibits “monopolistic practices,” which include: a) the conclusion of monopoly agreements between operators; b) the abuse of dominant market position by operators; and c) concentration of undertakings which has or may have the effect of eliminating or restricting market competition. Also, according to Article 19 of the Anti-Monopoly Law, the operator(s) will be assumed to have a dominant market position if the following apply: a) an operator has 50% or higher market share in a relevant market; b) two operators have 66% or higher market share in a relevant market; c) three operators have 75% or higher market share in a relevant market. We believe that none of our subsidiaries in China (which, for the avoidance of doubt includes Hong Kong and Macau) has engaged in any monopolistic practices in China, and that recent statements and regulatory actions by the Chinese government do not impact our ability to conduct business, accept foreign investments, or list on a U.S. or other foreign stock exchange. However, there can be no assurance that regulators in China will not promulgate new laws and regulations or adopt new series of interpretations or regulatory actions which may require our Chinese or Hong Kong subsidiaries to meet new requirements on the issues mentioned above. See “Risk Factors—Risks Related to Doing Business in China.”

In general, rules and regulations in China can change quickly with little advance notice, creating substantial uncertainty. Changes in the PRC legal system may adversely affect our business and operation. See “Risk Factors—Risks Related to Doing Business in China.”

Cash transfers within our organization are effected by means of bank wires. For example, if a subsidiary needs a cash advance for working capital needs, management will decide which entity in our organization will loan the required cash to that subsidiary, and we will cause MMTEC or one of our subsidiaries to make the loan. All such loans are interest-free, unsecured and payable on demand. The proceeds of any such loan will be wired to the borrower subsidiary and will be recorded on our books as ‘Inter-Company due.’ Such loan amounts are eliminated in our consolidated financial statements. Cash transferred outside of our organization to satisfy our obligations to third parties are also effected via wire transfer. During the three years preceding the date of this Prospectus, there have been no distributions or dividends by any of our direct or indirectly held subsidiaries to MMTEC. During that same period MMTEC has not declared any dividends or made any distributions to its shareholders, including its U.S. investors, and we do not anticipate declaring a dividend in the foreseeable future. The enforceability and treatment of the intercompany agreements within our organization, including the intercompany loan agreements described above used in connection with intercompany cash transfers, have not been tested in court. No assets other than cash are transferred within our organization. See “Cash Transfers Within Our Organization” for further information.

Our financial statements contained in the annual report on Form 20-F for the year ended December 31, 2021 have been audited by MaloneBailey, LLP, an independent registered public accounting firm that is headquartered in the United States with offices in Beijing and Shenzhen. MaloneBailey, LLP is a firm registered with the PCAOB, and is required by the laws of the U.S. to undergo regular inspections by the PCAOB to assess its compliance with the laws of the U.S. and professional standards. MaloneBailey, LLP has been subject to PCAOB inspections, and is not among the PCAOB-registered public accounting firms headquartered in the PRC or Hong Kong that are subject to PCAOB’s determination on December 16, 2021 of having been unable to inspect or investigate completely. However, our audit work was carried out by MaloneBailey, LLP with the collaboration of its China-based offices. According to Article 177 of the PRC Securities Law (last amended in March 2020), no overseas securities regulator is allowed to directly conduct investigation or evidence collection activities in China. Accordingly, without the consent of the competent PRC securities regulators and relevant authorities, no organization or individual may provide the documents and materials relating to securities business activities to overseas parties. Therefore, the audit working papers of our financial statements may not be fully inspected by the PCAOB without the approval of the PRC authorities. Our common stock could still be delisted and prohibited from being traded over-the-counter under the HFCA Act if the PCAOB determines in the future that it is unable to fully inspect or investigate our auditor which has a presence in China.

Investing in our securities involves risks. Prior to purchasing our securities, you should carefully consider the risk factors that will be described in any applicable prospectus supplement and the risk factors described in our filings with the Securities and Exchange Commission, or the SEC, as explained under the heading “Risk Factors” on page 5 of this prospectus.

Neither the SEC, nor any securities commission of any state of the United States or any Canadian securities regulator has approved or disapproved the securities offered hereby or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offence.

The date of this prospectus is August 24, 2022

i

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we have filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, we may sell the securities described in this prospectus in one or more offerings up to a total dollar amount of initial aggregate offering price of US$300,000,000. This prospectus provides you with a general description of the securities that we may offer. Each time we sell securities under this process, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including a description of any risks relating to the offering if those terms and risks are not described in this prospectus. A prospectus supplement may also add, update, or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement.

Before investing in our securities, please carefully read both this prospectus and any prospectus supplement together with the documents incorporated by reference into this prospectus, as listed under “Documents Incorporated by Reference,” and the additional information described below under “Where You Can Find More Information.”

We may sell securities to or through underwriters or dealers, and we may also sell securities directly to other purchasers or through agents. To the extent not described in this prospectus, the names of any underwriters, dealers, or agents employed by us in the sale of the securities covered by this prospectus, the principal amounts or number of shares or other securities, if any, to be purchased by such underwriters or dealers, and the compensation, if any, of such underwriters, dealers, or agents will be described in a prospectus supplement.

Owning securities may subject you to tax consequences in the United States. This prospectus or any applicable prospectus supplement may not describe these tax consequences fully. You should read the tax discussion in any prospectus supplement with respect to a particular offering and consult your own tax advisor with respect to your own particular circumstances.

You should rely only on the information contained in or incorporated by reference into this prospectus or a prospectus supplement. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The distribution or possession of this prospectus in or from certain jurisdictions may be restricted by law. This prospectus is not an offer to sell the securities and is not soliciting an offer to buy the securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. You should assume that the information contained in this prospectus and in any applicable prospectus supplement is accurate only as of the date on the front cover of this prospectus or prospectus supplement, as applicable, and the information incorporated by reference into this prospectus or any prospectus supplement is accurate only as of the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since that date.

This prospectus and the documents incorporated by reference into this prospectus contain company names, product names, trade names, trademarks and service marks of MTC and other organizations, all of which are the property of their respective owners. We own or have rights to trademarks, service marks or trade names that we use in connection with the operation of our business. Solely for convenience, the trademarks, service marks, tradenames and copyrights referred to in this prospectus are listed without the ©, ® and TM symbols, but we will assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensors to these trademarks, service marks and tradenames.

In this prospectus, unless the context otherwise requires, references to “MTC,” the “company,” “we,” “us” or “our” refer to MMTEC, INC. and its consolidated subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3, of which this prospectus forms a part. This prospectus does not contain all the information set out in the registration statement. For further information about us and the securities, please refer to the registration statement, including the exhibits to the registration statement. The exhibits to the registration statement provide more details of the matters discussed in this prospectus.

We are subject to the informational requirements of the Securities Exchange Act of 1934, or the Exchange Act, and we file reports and other information with the SEC. You may read and copy any of our reports and other information at, and obtain copies upon payment of prescribed fees from, the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, DC 20549. In addition, the SEC maintains a web site that contains reports and other information regarding registrants that file electronically with the SEC at www.sec.gov. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, certain rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. We file with the SEC an Annual Report on Form 20-F containing financial statements audited by an independent registered public accounting firm.

We are also subject to the full informational requirements of the securities commissions in all provinces of Canada, and you are also invited to read and copy any reports, statements or other information, other than confidential filings, that we file with the Canadian provincial securities commissions. These filings are also electronically available from the Canadian System for Electronic Document Analysis and Retrieval at www.sedar.com, the Canadian equivalent of the SEC’s electronic document gathering and retrieval system.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the documents we file with, or furnish to, them, which means that we can disclose important information to you by referring you to these documents. The information that we incorporate by reference into this prospectus forms a part of this prospectus, and information that we file later with the SEC automatically updates and supersedes any information in this prospectus. We incorporate by reference into this prospectus the documents listed below:

●	our Annual Report on Form 20-F for the fiscal year ended December 31, 2021 filed with the SEC on April 22, 2022; and

●	the description of our shares set forth in our registration statement on Form F-1 (File No. 333-227934) filed with the SEC on October 22, 2018 and declared effective on December 26, 2018, and our Form 8-A filed with the SEC on December 18, 2018, including any amendment or report filed for the purpose of updating that description.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus are incorporated by reference into this prospectus and form part of this prospectus from the date of filing or furnishing of these documents. Any documents that we furnish to the SEC on Form 6-K subsequent to the date of this prospectus will be incorporated by reference into this prospectus only to the extent specifically set forth in the Form 6-K.

Any statement contained in a document incorporated by reference into this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, in one of those other documents or in any other later filed document that is also incorporated by reference into this prospectus modifies or supersedes that statement. Any such statement so modified shall not be deemed, except as so modified, to constitute a part of this prospectus. Any such statement so superseded shall be deemed not to constitute a part of this prospectus.

Any person receiving a copy of this prospectus, including any beneficial owner, may obtain without charge, upon written or oral request, a copy of any of the documents incorporated by reference into this prospectus, except for the exhibits to those documents unless the exhibits are specifically incorporated by reference into those documents. Requests should be directed to our principal executive office, Room 2302, 23rd Floor, FWD Financial Center, 308 Des Voeux Road Central, Sheung Wan, Hong Kong.

SUMMARY

This summary does not contain all of the information about our company that may be important to you and your investment decision. You should carefully read the entire prospectus and the applicable prospectus supplement, including the section entitled “Risk Factors” as well as the risk factors described in the documents incorporated by reference into this prospectus and the applicable prospectus supplement, before making an investment decision.

Our Company

MMTEC, INC. (“MMTEC”) was founded on January 4, 2018 under the laws of the British Virgin Islands (the “BVI”). Our main operations are conducted through and by the People’s Republic of China (“PRC”) based operating entity, Gujia (Beijing) Technology Co., Ltd. (“Gujia”), based in Beijing, China. On April 20, 2018, we incorporated MM Fund Services Limited (“MM Fund”) for the purpose of providing administration services to the private equity funds industry. On May 28, 2018 and August 8, 2018, we incorporated MM Capital Management Limited (“MM Capital”) and MM Fund SPC (“MM SPC”), respectively, for the purpose of providing assets management and investment services to clients. On March 19, 2018, MMTEC acquired a wholly owned subsidiary, MM Future Technology Limited (“MM Future”). MM Future was incorporated in Hong Kong on October 31, 2017 for the purpose of being a holding company for the equity interest in Gujia. In addition, we acquired 24.9% of the outstanding securities of MMBD Trading Limited (“MMBD Trading”) on March 28, 2018 and acquired the remaining 75.1% on April 25, 2019. The acquisition was closed on October 18, 2019. MMBD Trading acquired a wholly owned subsidiary, MM Global Securities, INC. (“MM Global”) on August 16, 2017. MM Global, located in New York, NY, changed its corporate name from “MM IGlobal, INC” to “MM Global Securities, Inc.” effective as of February 25, 2019. On March 15, 2019, the Company incorporated HC Securities (HK) limited (“HC Securities”), a Hong Kong company, for the purpose of providing assets management and investment services to clients. HC Securities is a wholly-owned subsidiary of MMTEC. HC Securities changed its corporate name from “MM Global Capital Limited” to “HC Securities (HK) limited”, effective on December 22, 2021. HC Securities has been licensed by the Hong Kong Securities and Futures Commission to deal in and advise on securities, and to be an asset manager since December 21, 2021. On July 9, 2019, we acquired 49% of a newly-formed entity called Xchain Fintech PTE.LTD., a Singapore company (“Xchain”), for the purpose of providing technical support for the construction and development of a new solutions for the existing problems of the traditional financial industry, i.e., the difficulty experienced by investors in investing and allocating investment assets globally, and the protection of funds and investments by using advanced technologies, such as artificial intelligence, big data analysis and blockchain. On March 23, 2020, we acquired all outstanding securities of MMBD Investment Advisory Company Limited (“MMBD Advisory”), MMBD Advisory was formed in January 2018 in the U.S. has been registered as an investment advisor firm under the laws of the State of New York since May 7, 2018. The firm intends to offer non-discretionary investment advisory services to individuals and advisory services to private fund managers. We have developed and deployed a series of platforms which comprise a business chain that enables PRC-based hedge funds, mutual funds, registered investment advisors, proprietary trading groups, and brokerage firms to engage in securities market transactions and settlements globally. Fundex SPC was incorporated on September 13, 2021, as a wholly-owned subsidiary of MM Capital Management Limited, for the purpose of providing asset management services to clients.

We conduct our business through and based on distinct yet integrated business systems designed to provide support for our (i) Securities Dealers Trading System (securities registration and clearing, account management, risk management, quick trading and execution, and third party access middleware), (ii) Private Fund Investment Management System (multi-account management, fund valuation, risk management, quantitative trading access, liquidation and requisition management) and (iii) Mobile Transaction Individual Client System and PC Client System (Apple IOS, Android, PC, Web). We assist PRC-based financial institutions taking part in the overseas securities trading markets by providing them comprehensive Internet-based securities solutions. These PRC financial institutions, along with Hong Kong broker-dealer customers, may “white label” our trading interface (i.e., put their logos on it, make our trading interface available to their customers without referencing our name, as if it was developed by them in-house), or they can select from among our modular functionalities, such as order routing, trade reporting or clearing on specific products or exchanges where they may not have up-to-date technology to offer their customers a comprehensive range of services and products. We also help PRC-based hedge funds, mutual funds, proprietary trading groups to speed up their integration into the overseas market and offer them additional services, such as fund establishment, issuance, custody, transaction and settlement. We also provide a series of IR solutions service for China Concepts Stock companies, help maintain the relationship between listed companies and the company’s equity, debt investors or potential investors. We provide our clients across all industries, sectors, and regions with strategic actionable intelligence and visibility into the capital markets for the long term. We used internally designed and built system with the US brokerage license and the Cayman fund management qualification to form a series of MOM funds, with the main goal of discovering small and medium-sized institutional investors and helping them set up the fund to issue securities fund products.

MMTEC, our ultimate British Virgin Islands holding company, does not have any substantive operations other than indirectly holding the equity interest in our operating subsidiaries in China and other countries and regions. As of the date of this prospectus, (i) the Company’s business operations are carried out both inside and outside of China; and (ii) the Company does not maintain any variable interest entity structure or operate any data center in China. The Company, including its Hong Kong subsidiaries, may still be subject to PRC laws relating to, among others, data security and restrictions over foreign investments due to the complexity of the regulatory regime in China, and the recent statements and regulatory actions by the PRC government relating to data security may affect our business operations in China or even our ability to offer securities in the United States. Neither MMTEC nor any of our subsidiaries has obtained the approval from either the China Securities Regulatory Commission (the “CSRC”) or the Cyberspace Administration of China (the “CAC”) for any offering we may make under this prospectus and any applicable prospectus supplement, and MMTEC does not intend to obtain the approval from either the CSRC or the CAC in connection with any such offering, since the Company does not believe, based upon advice of our PRC counsel, Beijing Jindong Law Firm, that such approval is required under these circumstances or for the time being. There can be no assurance, however, that regulators in China will not take a contrary view or will not subsequently require us to undergo the approval procedures and subject us to penalties for non-compliance. If regulators in China take a contrary view, it could (a) have a significant negative impact on our ability to operate, (b) hinder our ability to offer securities to investors, and/or (c) cause the value of our securities to significantly decline or to become worthless. See “Risk Factors—Risks Related to Doing Business in China.”

Recent statements and regulatory actions by the Chinese government have targeted those companies whose operations involves cross-border data security or anti-monopoly concerns.

With regard to data security, China promulgated several important laws recently. Among them, on June 10, 2021, China promulgated the PRC Data Security Law (“DSL”), which became effective on September 1, 2021. The legislative intent for this law mainly includes regulating data processing activities, ensuring data security, promoting data development and utilization, protecting the data-related legitimate rights and interests of individuals and organizations, and safeguarding national sovereignty, security and development interests. Article 36 provides that any Chinese entity that provides data to foreign judicial or law enforcement agencies (regardless of whether directly or through a foreign entity) without approval from the Chinese authority would likely be deemed to be in violation of DSL. In addition, pursuant to Article 2 of Measures for Cybersecurity Reviews (the “Measures”), the procurement of any network product or service by an operator of critical information infrastructure that affects or may affect national security shall be subjected to a cybersecurity review under the Measures. Pursuant to Article 35 of Cybersecurity Law of the PRC, where “critical information infrastructure operators” purchase network products and services, which may influence national security, the operators are required to be subjected to a cybersecurity review. Our subsidiaries provide market data services and fund management services and do not operate any critical information infrastructure. As a result we do not believe that these new legal requirements are applicable to our PRC or Hong Kong subsidiaries. However, the exact scope of the term “critical information infrastructure operator” remains unclear, so there can be no assurance that our subsidiaries will not be subjected to critical information infrastructure operator review in the future. Furthermore, in the event that any of our PRC or Hong Kong subsidiaries becomes an operator of critical information infrastructure in the future it may be subjected to the above-described regulation.

With regard to anti-monopoly, Article 3 of Anti-Monopoly Law of the People’s Republic of China (the “Anti-Monopoly Law”) prohibits “monopolistic practices,” which include: a) the conclusion of monopoly agreements between operators; b) the abuse of dominant market position by operators; and c) concentration of undertakings which has or may have the effect of eliminating or restricting market competition. Also, according to Article 19 of the Anti-Monopoly Law, the operator(s) will be assumed to have a dominant market position if the following apply: a) an operator has 50% or higher market share in a relevant market; b) two operators have 66% or higher market share in a relevant market; c) three operators have 75% or higher market share in a relevant market. We believe that none of our subsidiaries in China (which, for the avoidance of doubt includes Hong Kong and Macau) has engaged in any monopolistic practices in China, and that recent statements and regulatory actions by the Chinese government do not impact our ability to conduct business, accept foreign investments, or list on a U.S. or other foreign stock exchange. However, there can be no assurance that regulators in China will not promulgate new laws and regulations or adopt new series of interpretations or regulatory actions which may require our Chinese or Hong Kong subsidiaries to meet new requirements on the issues mentioned above. See “Risk Factors—Risks Related to Doing Business in China.”

In general, rules and regulations in China can change quickly with little advance notice, creating substantial uncertainty. Changes in the PRC legal system may adversely affect our business and operation. See “Risk Factors—Risks Related to Doing Business in China.

Cash transfers within our organization are effected by means of bank wires. For example, if a subsidiary needs a cash advance for working capital needs, management will decide which entity in our organization will loan the required cash to that subsidiary, and we will cause MMTEC or one of our subsidiaries to make the loan. All such loans are interest-free, unsecured and payable on demand. The proceeds of any such loan will be wired to the borrower subsidiary and will be recorded on our books as ‘Inter-Company due.’ Such loan amounts are eliminated in our consolidated financial statements. Cash transferred outside of our organization to satisfy our obligations to third parties are also effected via wire transfer. During the three years preceding the date of this Prospectus, there have been no distributions or dividends by any of our direct or indirectly held subsidiaries to MMTEC. During that same period MMTEC has not declared any dividends or made any distributions to its shareholders, including its U.S. investors, and we do not anticipate declaring a dividend in the foreseeable future. The enforceability and treatment of the intercompany agreements within our organization, including the intercompany loan agreements described above used in connection with intercompany cash transfers, have not been tested in court. No assets other than cash are transferred within our organization. See “Cash Transfers Within Our Organization” for further information.

Our financial statements contained in the annual report on Form 20-F for the year ended December 31, 2021 have been audited by MaloneBailey, LLP, an independent registered public accounting firm that is headquartered in the United States with offices in Beijing and Shenzhen. MaloneBailey, LLP is a firm registered with the PCAOB, and is required by the laws of the U.S. to undergo regular inspections by the PCAOB to assess its compliance with the laws of the U.S. and professional standards. MaloneBailey, LLP has been subject to PCAOB inspections, and is not among the PCAOB-registered public accounting firms headquartered in the PRC or Hong Kong that are subject to PCAOB’s determination on December 16, 2021 of having been unable to inspect or investigate completely. However, our audit work was carried out by MaloneBailey, LLP with the collaboration of its China-based offices. According to Article 177 of the PRC Securities Law (last amended in March 2020), no overseas securities regulator is allowed to directly conduct investigation or evidence collection activities in China. Accordingly, without the consent of the competent PRC securities regulators and relevant authorities, no organization or individual may provide the documents and materials relating to securities business activities to overseas parties. Therefore, the audit working papers of our financial statements may not be fully inspected by the PCAOB without the approval of the PRC authorities. Our common stock could still be delisted and prohibited from being traded over-the-counter under the HFCA Act if the PCAOB determines in the future that it is unable to fully inspect or investigate our auditor which has a presence in China.

Corporate Information

Our principal executive office is located at Room 2302, 23rd Floor, FWD Financial Center, 308 Des Voeux Road Central, Sheung Wan, Hong Kong, Tel: +852 36908356. Our website is http://www.haisc.com. The information on our website is not part of this prospectus.

Risk Factors

Any investment in our securities is speculative and involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in our most recent Annual Report on Form 20-F, or any updates in our reports on Form 6-K, together with all of the other information appearing in, or incorporated by reference into, this prospectus and any applicable prospectus supplement. The risks so described are not the only risks facing our company. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition and results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

Summary of Risk Factors

●	The Holding Foreign Companies Accountable Act requires the PCAOB to be permitted to inspect the issuer’s public accounting firm within three years. There are uncertainties under the PRC Securities Law relating to the procedures and requisite timing for the U.S. securities regulatory agencies to conduct investigations and collect evidence within the territory of the PRC. If the U.S. securities regulatory agencies are unable to conduct such investigations, they may suspend or de-register our registration with the SEC and delist our securities from applicable trading market within the US.

●	Adverse changes in political, economic and other policies of the Chinese government could have a material adverse effect on the overall economic growth of China, which could materially and adversely affect the growth of our business and our competitive position.

●	Uncertainties with respect to the PRC legal system could have a material adverse effect on us.

●	The PRC government has significant influence over companies with China-based operations by enforcing existing rules and regulation, adopting new ones, or changing relevant industrial policies in a manner that may materially increase our compliance cost, change relevant industry landscape or otherwise cause significant changes to our business operations in China, which could result in material and adverse changes in our operations and cause the value of our securities to significantly decline or be worthless.

●	We may be subject to anti-monopoly concerns as a result of our doing business in China.

●	We rely on offerings of our securities in the United States capital markets to fund our working capital needs. In the future, the approval of the Chinese Government may be required in order for us to offer our securities in the United States. We cannot predict whether we will be able to obtain such approval. Our failure to obtain or maintain any requisite approvals would have a material adverse effect on our ability to continue as a going concern, and could result in a loss of your entire investment.

●	U.S. regulators’ ability to conduct investigations or enforce rules in China is limited.

●	We face uncertainty regarding the PRC tax reporting obligations and consequences for certain indirect transfers of the stock of our operating company.

●	Governmental control of currency conversion may limit our ability to use our future revenues effectively and the ability of our PRC subsidiary to obtain financing.

RISK FACTORS

An investment in our securities involves a high degree of risk and should be considered speculative. An investment in our securities should only be undertaken by those persons who can afford the total loss of their investment. You should carefully consider the risks described under “Risk Factors” in our most recent Annual Report on Form 20-F, or any updates in our reports on Form 6-K, together with all of the other information appearing in, or incorporated by reference into, this prospectus and any applicable prospectus supplement before purchasing any of our securities. Additional risks and uncertainties not presently known to us or that we believe to be immaterial may also adversely affect our business. If any of these risks actually occur, our business, financial condition, prospects, results of operations or cash flow could be materially and adversely affected and you could lose all or a part of the value of your investment.

Risks Relating to the Offering

The Holding Foreign Companies Accountable Act requires the Public Company Accounting Oversight Board (PCAOB) to be permitted to inspect the issuer’s public accounting firm within three years. This three-year period will be shortened to two years if the Accelerating Holding Foreign Companies Accountable Act is enacted. There are uncertainties under the PRC Securities Law relating to the procedures and requisite timing for the U.S. securities regulatory agencies to conduct investigations and collect evidence within the territory of the PRC. If the U.S. securities regulatory agencies are unable to conduct such investigations, they may suspend or de-register our registration with the SEC and delist our securities from applicable trading market within the US.

The Holding Foreign Companies Accountable Act was signed into law on December 18, 2020, and requires auditors of publicly traded companies to submit to regular inspections every three years to assess such auditors’ compliance with applicable professional standards. On June 22, 2021, the U.S. Senate passed the Accelerating Holdings Foreign Companies Accountable Act which, if passed by the U.S. House of Representatives and signed into law, would reduce the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act from three years to two, thus reducing the time before our securities may be prohibited from trading or delisted. As a result, the time period before our securities may be prohibited from trading or delisted will be reduced. If the U.S. securities regulatory agencies are unable to conduct such investigations, there exists a risk that they may determine to suspend or de-register our registration with the SEC and may also delist our securities from applicable trading market within the US. On December 2, 2021, the SEC adopted final amendments implementing congressionally mandated submission and disclosure requirements of the Holding Foreign Companies Accountable Act. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions.

According to Article 177 of the Securities Law of the PRC (“Article 177”), overseas securities regulatory authorities are prohibited from engaging in activities pertaining to investigations or evidence collection directly conducted within the territories of the PRC, and Chinese entities or individuals are further prohibited from providing documents and information in connection with securities business activities to any organizations and/or persons abroad without the prior consent of the securities regulatory authority of the State Council and the competent departments of the State Council. As of the date of this document, we are not aware of any implementing rules or regulations which have been published regarding application of Article 177.

We believe Article 177 is only applicable where the activities of overseas authorities constitute a direct investigation or evidence collection by such authorities within the territory of the PRC. In the event that the U.S. securities regulatory agencies carry out an investigation on us such as an enforcement action by the Department of Justice, the SEC or other authorities, such agencies’ activities will constitute conducting an investigation or collecting evidence directly within the territory of the PRC and accordingly fall within the scope of Article 177. In that case, the U.S. securities regulatory agencies may have to consider establishing cross-border cooperation with the securities regulatory authority of the PRC by way of judicial assistance, diplomatic channels or establishing a regulatory cooperation mechanism with the securities regulatory authority of the PRC. However, there is no assurance that the U.S. securities regulatory agencies will succeed in establishing such cross-border cooperation in this particular case and/or establish such cooperation in a timely manner.

Furthermore, it remains unclear as to how Article 177 will be interpreted, implemented or applied by the Chinese Securities Regulatory Commission or other relevant government authorities. As such, there are uncertainties as to the procedures and requisite timing for the U.S. securities regulatory agencies to conduct investigations and collect evidence within the territory of the PRC. The Holding Foreign Companies Accountable Act requires the Public Company Accounting Oversight Board (PCAOB) be permitted to inspect the issuer’s public accounting firm within three years. This three-year period will be shortened to two years if the Accelerating Holding Foreign Companies Accountable Act is enacted. If the U.S. securities regulatory agencies are unable to conduct such investigations, there exists a risk that they may determine to suspend or de-register our registration with the SEC and may also delist our securities from applicable trading market within the US.

Our financial statements contained in the annual report on Form 20-F for the year ended December 31, 2021 have been audited by MaloneBailey, LLP, an independent registered public accounting firm that is headquartered in the United States with offices in Beijing and Shenzhen. MaloneBailey is registered with the PCAOB, and is required by the laws of the U.S. to undergo regular inspections by the PCAOB to assess its compliance with the laws of the U.S. and professional standards. MaloneBailey has been subject to PCAOB inspections, and is not among the PCAOB-registered public accounting firms headquartered in the PRC or Hong Kong that are subject to PCAOB’s determination on December 16, 2021 of having been unable to inspect or investigate completely.

However, our audit work was carried out by MaloneBailey with the collaboration of its China-based offices. According to Article 177 of the PRC Securities Law (last amended in March 2020), no overseas securities regulator is allowed to directly conduct investigation or evidence collection activities in China. Accordingly, without the consent of the competent PRC securities regulators and relevant authorities, no organization or individual may provide the documents and materials relating to securities business activities to overseas parties. Therefore, the audit working papers of our financial statements may not be fully inspected by the PCAOB without the approval of the PRC authorities. Our common stock could still be delisted and prohibited from being traded over-the-counter under the HFCA Act if the PCAOB determines in the future that it is unable to fully inspect or investigate our auditor which has a presence in China.

Furthermore, due to the recent developments in connection with the implementation of the Holding Foreign Companies Accountable Act, we cannot assure you whether the SEC or other regulatory authorities would apply additional and more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach or experience as it relates to the audit of our financial statements. The requirement in the HFCA Act that the PCAOB be permitted to inspect the issuer’s public accounting firm within two or three years, may result in the delisting of our securities from applicable trading markets in the U.S., in the future if the PCAOB is unable to inspect our accounting firm at such future time.

Risks Related to Doing Business in China

Adverse changes in political, economic and other policies of the Chinese government could have a material adverse effect on the overall economic growth of China, which could materially and adversely affect the growth of our business and our competitive position.

Our business, financial condition, results of operations and prospects are affected significantly by economic, political and legal developments in China. Although the PRC economy has been transitioning from a planned economy to a more market-oriented economy since the late 1970s, the PRC government continues to exercise significant control over China’s economic growth through direct allocation of resources, monetary and tax policies, and a host of other government policies such as those that encourage or restrict investment in certain industries by foreign investors, control the exchange between the Renminbi and foreign currencies, and regulate the growth of the general or specific market. While the Chinese economy has experienced significant growth in the past 30 years, growth has been uneven, both geographically and among various sectors of the economy. Furthermore, the current global economic crisis is adversely affecting economies throughout the world. As the PRC economy has become increasingly linked with the global economy, China is affected in various respects by downturns and recessions of major economies around the world. The various economic and policy measures enacted by the PRC government to forestall economic downturns or bolster China’s economic growth could materially affect our business. Any adverse change in the economic conditions in China, in policies of the PRC government or in laws and regulations in China could have a material adverse effect on the overall economic growth of China and market demand for our outsourcing services. Such developments could adversely affect our businesses, lead to reduction in demand for our services and adversely affect our competitive position.

Uncertainties with respect to the PRC legal system could have a material adverse effect on us.

The PRC legal system is based on written statutes. Prior court decisions may be cited for reference but have limited precedential value. Since the late 1970s, the PRC government has been building a comprehensive system of laws and regulations governing economic matters in general. The overall effect has been to significantly enhance the protections afforded to various forms of foreign investments in China. We conduct our business primarily through our subsidiaries established in China, including our Hong Kong subsidiaries. These subsidiaries are generally subject to laws and regulations applicable to foreign investment in China. However, since these laws and regulations are relatively new and the PRC legal system continues to rapidly evolve, the interpretations of many laws, regulations and rules are not always uniform and enforcement of these laws, regulations and rules involves uncertainties, which may limit legal protections available to us. In addition, some regulatory requirements issued by certain PRC government authorities may not be consistently applied by other government authorities (including local government authorities), thus making strict compliance with all regulatory requirements impractical, or in some circumstances impossible. For example, we may have to resort to administrative and court proceedings to enforce the legal protection that we enjoy either by law or contract. However, since PRC administrative and court authorities have discretion in interpreting and implementing statutory and contractual terms, it may be more difficult to predict the outcome of administrative and court proceedings and the level of legal protection we enjoy than in more developed legal systems. These uncertainties may impede our ability to enforce the contracts we plan to enter into with our business partners, clients and suppliers. In addition, such uncertainties, including any inability to enforce our contracts, together with any development or interpretation of PRC law that is adverse to us, could materially and adversely affect our business and operations. Furthermore, intellectual property rights and confidentiality protections in China may not be as effective as in the United States or other more developed countries. We cannot predict the effect of future developments in the PRC legal system, including the promulgation of new laws, changes to existing laws or the interpretation or enforcement thereof, or the preemption of local regulations by national laws. These uncertainties could limit the legal protections available to us and other foreign investors, including you. In addition, any litigation in China may be protracted and result in substantial costs and diversion of our resources and management attention.

The Chinese government may intervene in or influence our operations at any time, which could result in a material change in our operations and significantly and adversely impact the value of our securities.

The Chinese government has significant oversight and discretion over the conduct of our business and may intervene or influence our operations as the government deems appropriate to further regulatory, political and societal goals. The Chinese government has recently published new policies that significantly affected certain industries such as the education and internet industries, and we cannot rule out the possibility that it will in the future release regulations or policies regarding our industry that could require us to seek permission from Chinese authorities to continue to operate our business adversely affect our business, financial condition and results of operations. Furthermore, recent statements made by the Chinese government have indicated an intent to increase the government’s oversight and control over offerings of companies with significant operations in China that are to be conducted in foreign markets, as well as foreign investment in China-based issuers like us. Any such action, once taken by the Chinese government, could significantly limit or completely hinder our ability to offer or continue to offer securities to our investors, and could cause the value of our securities to significantly decline or become worthless.

Recent regulatory developments in China may subject us to additional regulatory review and disclosure requirement, expose us to government interference, or otherwise restrict our ability to offer securities and raise capitals outside China, all of which could materially and adversely affect our business and the value of our securities.

In light of the recent statements by the Chinese government indicating its intention to exert more oversight and control over overseas offerings of China-based companies and the proposed CAC review for certain data processing operators in China, we may adjust our business operations in the future, to comply with PRC laws regulating our industry and our business operations. However, such efforts may not be completed in a liability-free manner or at all. We cannot guarantee that we will not be subject to PRC regulatory inspection and/or review relating to cybersecurity, especially when there remains significant uncertainty as to the scope and manner of the regulatory enforcement. If we become subject to regulatory inspection and/or review by the CAC or other PRC authorities, or are required by them to take any specific actions, it could cause suspension or termination of the future offering of our securities, disruptions to our operations, result in negative publicity regarding our company, and divert our managerial and financial resources. We may also be subject to fines or other penalties, which could materially and adversely affect our business, financial condition, and results of operations.

We may be subject to PRC laws relating to, among others, data security and restrictions over foreign investments in value-added telecommunications services and other industry sectors set out in the Special Administrative Measures (Negative List) for the Access of Foreign Investment (2020 Edition). Specifically, we may be subject to PRC laws relating to the collection, use, sharing, retention, security, and transfer of confidential and private information, such as personal information and other data. These PRC laws apply not only to third-party transactions, but also to transfers of information between us and our wholly foreign-owned enterprises in China and Hong Kong, and other parties with which we have commercial relations. These PRC laws and their interpretations and enforcement continue to develop and are subject to change, and the PRC government may adopt other rules and restrictions in the future.

The recent regulatory developments in China, in particular with respect to restrictions on China-based companies raising capital offshore, and the government-led cybersecurity reviews of certain companies with variable-interest entity (“VIE”) structure, may lead to additional regulatory review in China over our financing and capital raising activities in the United States. Pursuant to the PRC Cybersecurity Law, which was promulgated by the Standing Committee of the National People’s Congress on November 7, 2016 and took effect on June 1, 2017, personal information and important data collected and generated by a critical information infrastructure operator in the course of its operations in China must be stored in China, and if a critical information infrastructure operator purchases internet products and services that affect or may affect national security, it should be subject to cybersecurity review by the Cyberspace Administration of China (the “CAC”). The PRC Cybersecurity Law also establishes more stringent requirements applicable to operators of computer networks, especially to operators of networks which involve critical information infrastructure. The PRC Cybersecurity Law contains an overarching framework for regulating Internet security, protection of private and sensitive information, and safeguards for national cyberspace security and provisions for the continued government regulation of the Internet and content available in China. The PRC Cybersecurity Law emphasizes requirements for network products, services, operations and information security, as well as monitoring, early detection, emergency response and reporting. Due to the lack of further interpretations, the exact scope of “critical information infrastructure operator” remains unclear.

On July 10, 2021, the CAC publicly issued the Cybersecurity Review Measures (the “Draft Measures”) for public comments until July 25, 2021. According to the Draft Measures, the scope of cybersecurity reviews is extended to data processing operators engaging in data processing activities that affect or may affect national security. The Draft Measures further requires that any operator applying for listing on a foreign exchange must go through cybersecurity review if it possesses personal information of more than one million users. According to the Draft Measures, a cybersecurity review assesses potential national security risk that may be brought about by any procurement, data processing, or overseas listing. The review focuses on several factors, including, among others, (1) the risk of theft, leakage, corruption, illegal use or export of any core or important data, or a large amount of personal information, and (2) the risk of any critical information infrastructure, core or important data, or a large amount of personal information being affected, controlled or maliciously exploited by a foreign government after a company is listed overseas. While the Draft Measures have been released for consultation purposes, there is still uncertainty regarding the final content of the Draft Measures, its adoption timeline or effective date, its final interpretation and implementation, and other aspects.

Furthermore, the Standing Committee of the National People’s Congress passed the Personal Information Protection Law of the PRC (“PIPL”), which will become effective from November 1, 2021, and requires general network operators to obtain a personal information protection certification issued by recognized institutions in accordance with the CAC regulation before such information can be transferred out of China.

On July 30, 2021, in response to the recent regulatory developments in China and actions adopted by the PRC government, the Chairman of the SEC issued a statement requesting additional disclosures from offshore issuers with China-based operating companies before their registration statements will be declared effective, including detailed disclosure related to VIE structures and whether the VIE and the issuer, when applicable, received or were denied permission from the PRC authorities to list on U.S. exchanges and the risks that such approval could be denied or rescinded.

On August 1, 2021, the CSRC stated that it had taken note of the new disclosure requirements announced by the SEC regarding the listings of Chinese companies and the recent regulatory development in China, and that the securities regulators in both countries should strengthen communications on regulating China-related issuers. Our PRC legal counsel, Beijing Jindong Law Firm, has advised us that, in light of our business operations, we should not be required to undergo the CAC review for any offering that we may make. However, if the enacted version of the Draft Measures mandates clearance of cybersecurity review and other specific actions to be completed by companies aiming to offer securities outside China, we cannot assure you that the PRC regulatory authorities will not take a contrary view or will not subsequently require us to undergo the approval procedures and subject us to penalties for non-compliance, or that if we are required to obtain such clearance, such clearance can be timely obtained, or at all. If we become subject to cybersecurity inspection and/or review by the CAC or other PRC authorities or are required by them to take any specific actions, it could cause suspension or termination of the future offering of our securities, including offerings under this registration statement, disruptions to our operations, result in negative publicity regarding our company, and divert our managerial and financial resources. We may also be subject to significant fines or other penalties, which could materially and adversely affect our business, financial condition and results of operations. Furthermore, in the event that our subsidiaries become operators of critical information infrastructure in the future they (and MMTEC) may be subjected to the above-described regulation.

The PRC government has significant influence over companies with China-based operations by enforcing existing rules and regulation, adopting new ones, or changing relevant industrial policies in a manner that may materially increase our compliance cost, change relevant industry landscape or otherwise cause significant changes to our business operations in China, which could result in material and adverse changes in our operations and cause the value of our securities to significantly decline or be worthless.

Our operations are located entirely within China. The PRC government has significant influence over the China-based operations of any company by allocating resources, providing preferential treatment to particular industries or companies, or imposing industry-wide policies on certain industries. The PRC government may also amend or enforce existing rules and regulation, or adopt ones, which could materially increase our compliance cost, change the relevant industry landscape, or cause significant changes to our business operations in China. In addition, the PRC regulatory system is based in part on government policies and internal guidance, some of which are not published on a timely basis, or at all, and some of which may even have a retroactive effect. We may not be aware of all non-compliance incidents at all times, and we may face regulatory investigation, fines and other penalties as a consequence. As a result of the changes in the industrial policies of the PRC government, including the amendment to and/or enforcement of the related laws and regulations, companies with China-based operations, including us, and the industries in which we operate, face significant compliance and operational risks and uncertainties. For example, on July 24, 2021, Chinese state media, including Xinhua News Agency and China Central Television, announced a broad set of reforms targeting private education companies providing after-school tutoring services and prohibiting foreign investments in institutions providing such after-school tutoring services. As a result, the market value of certain U.S. listed companies with China-based operations in the affected sectors declined substantially. As of the date of this prospectus, we are not aware of any similar regulations that may be adopted to significantly curtail our business operations in China. However, if such other adverse regulations or policies are adopted in China, our operations in China will be materially and adversely affected, which may significantly disrupt our operations and adversely affect our business.

We may be subject to anti-monopoly concerns as a result of our doing business in China.

Article 3 of Anti-Monopoly Law of the People’s Republic of China (the “Anti-Monopoly Law”) prohibits “monopolistic practices,” which include: a) the conclusion of monopoly agreements between operators; b) the abuse of dominant market position by operators; and c) concentration of undertakings which has or may have the effect of eliminating or restricting market competition. Also, according to Article 19 of the Anti-Monopoly Law, the operator(s) will be assumed to have a dominant market position if it has following situation: a) an operator has 50% or higher market share in a relevant market; b) two operators have 66% or higher market share in a relevant market; or c) three operators have 75% or higher market share in a relevant market. We believe none of our subsidiaries in China has engaged in any monopolistic practices in China, and that recent statements and regulatory actions by the Chinese government do not impact our ability to conduct business, accept foreign investments, or list on an U.S. or other foreign stock exchange. However, there can be no assurance that regulators in China will not promulgate new laws and regulations or adopt new series of regulatory actions which may require our Chinese subsidiaries to meet new requirements on the issues mentioned above.

We rely on offerings of our securities in the United States capital markets to fund our working capital needs. In the future, the approval of the Chinese Government may be required in order for us to offer our securities in the United States. We cannot predict whether we will be able to obtain such approval. Our failure to obtain or maintain any requisite approvals would have a material adverse effect on our ability to continue as a going concern, and could result in a loss of your entire investment.

Pursuant to prevailing Chinese laws and regulations, currently we believe that we are not required to obtain any approvals to offer securities to investors outside of China and we have never received any notice informing us that we are required to obtain such approvals in China. Although we are not obligated to obtain any Chinese governmental approvals with respect to offering securities in the United States under prevailing laws and regulations, we cannot predict whether we will be required to obtain approvals relating to the offering securities to investors outside of China or whether we will be able to obtain such approvals in the future. Recently, on July 6, 2021, the General Office of the CPC Central Committee and the General Office of the State Council promulgated Opinions on Lawfully and Severely Combating Illegal Securities Activities (the “Opinions”). The Opinions emphasize and require the strengthening of the supervision by the Chinese government of securities issued by entities operating in China (so-called China concept stocks) and listed on a securities exchange outside of China, which means Chinese government will take aggressive measures to address the risks relating to China concept stocks and to promote the construction of the relevant regulatory systems. Moreover, in particular, the Chinese government is preparing to amend the Special Provisions of the State Council on Offering and Listing abroad by Companies limited by Shares (the “Special Provisions”) that became effective on August 4, 1994. The Special Provisions stipulate that those China-based companies planning to offer securities and to be listed on a securities exchange outside of China must obtain approval from the Securities Committee of the State Council. However, the Special Provisions exclude non-China companies with business operations in China. In light of ongoing trend in the Chinese government to increase the regulation of China-based companies that have been listed or seek to be listed in capital markets outside of China, we may be required to obtain approvals before offering securities to investors outside of China in the future. We cannot predict whether we will be able to obtain such approval with respect to offerings of securities in the United States. We rely on offerings of our securities in the United States capital markets to fund our working capital needs. Our failure to obtain or maintain any requisite approvals would have a material adverse effect on our ability to continue as a going concern, and could result in a loss of your entire investment.

Rules and regulations in China can change quickly with little advance notice, creating substantial uncertainty. Changes in the PRC legal system may adversely affect our business and operation.

Our major business operations are conducted in the PRC and therefore regulated by the laws and regulations of the PRC. The PRC legal system is based on the written statutes and involves a unified, multilevel legislative system. The National People’s Congress (the “NPC”) and its Standing Committee exercise the state power to make laws. The NPC enacts and amends basic laws pertaining to criminal offences, civil affairs, state organs and other matters. The Standing Committee enacts and amends all laws except for basic laws that should be enacted by the NPC. When the NPC is not in session, its Standing Committee may partially supplement and revise laws enacted by the NPC, provided that the changes do not contravene the laws’ basic principles. Generally, the PRC laws will go through specific legislative procedures before being promulgated. The legislative authority may propose a bill and then the bill shall be deliberated three times before being voted. However, administrative regulations are formulated by the State Council which reports them to the NPC. The administration regulations are often promulgated with little advance notice, which results in a lack of predictability, and substantial uncertainty. Moreover, the uncertainties may fundamentally impact the development of one or more specific industries and in extreme cases result in the termination of certain businesses. For example, the Opinions on Further Easing the Burden of Excessive Homework and After-School Tutoring for Students Undergoing Compulsory Education, known as “double reduction” education policy, was promulgated by General Office of the CPC Central Committee and General Office of the State Council on July 24, 2021. The “double reduction” education policy comes into effective immediately and has posed a significant impact on the education and training industries, as well as those China-based companies listed in the United States. The resulting unpredictable could materially and adversely affects the market value and the operation of the businesses affected.

Furthermore, the PRC administrative authorities and courts have the power to interpret and implement or enforce statutory rules and contractual terms at their reasonable discretion which makes the business environment much more complicated and unpredictable. It is difficult to predict the outcome of the administrative and court proceedings. The uncertainties may affect our assessments of the relevance of legal requirements, and our business decisions. Such uncertainties may result in substantial operating expenses and costs. Should there were any investigations, arbitrations or litigation with respect to our alleged non-compliance with statutory rules and contractual terms, the management team could be distracted from our primary business considerations, and therefore such a circumstance could materially and adversely affect our business and results of operations. We cannot predict future developments relating to the laws, regulations and rules in the PRC. We may be required to procure additional permits, authorizations and approvals for our operations, which we may not be able to obtain. Our failure to obtain such permits, authorizations and approvals may materially and adversely affect our business, financial condition and the results of operations.

U.S. regulators’ ability to conduct investigations or enforce rules in China is limited.

The majority of our operations conducted outside of the U.S. As a result, it may not be possible for the U.S. regulators to conduct investigations or inspections, or to effect service of process within the U.S. or elsewhere outside China on us, our subsidiaries, officers, directors and shareholders, and others, including with respect to matters arising under BVI or U.S. federal or state securities laws. China does not have treaties providing for reciprocal recognition and enforcement of judgments of courts with the U.S. and many other countries. As a result, recognition and enforcement in China of these judgments in relation to any matter, including U.S. securities laws and the laws of the BVI, may be difficult or impossible.

We face uncertainty regarding the PRC tax reporting obligations and consequences for certain indirect transfers of the stock of our operating company.

Pursuant to the Notice on Strengthening Administration of Enterprise Income Tax for Share Transfers by Non-PRC Resident Enterprises issued by the PRC State Administration of Taxation on December 10, 2009, or Circular 698, where a foreign investor transfers the equity interests of a PRC resident enterprise indirectly by way of the sale of equity interests of an overseas holding company, or an Indirect Transfer, and such overseas holding company is located in a tax jurisdiction that: (i) has an effective tax rate less than 12.5% or (ii) does not tax foreign income of its residents, the foreign investor should report such Indirect Transfer to the competent tax authority of the PRC resident enterprise. The PRC tax authority will examine the true nature of the Indirect Transfer, and if the tax authority considers that the foreign investor has adopted an abusive arrangement in order to avoid PRC tax, they will disregard the existence of the overseas holding company and re-characterize the Indirect Transfer and as a result, gains derived from such Indirect Transfer may be subject to PRC withholding tax at the rate of up to 10%. In addition, the PRC resident enterprise is supposed to provide necessary assistance to support the enforcement of Circular 698. At present, the PRC tax authorities will neither confirm nor deny that they would enforce Circular 698, in conjunction with other tax collection and tax withholding rules, to make claims against our PRC subsidiaries as being indirectly liable for unpaid taxes, if any, arising from Indirect Transfers by shareholders who did not obtain their common shares in the public offering of our common shares.

PRC regulations relating to the establishment of offshore special purpose companies by PRC residents may subject our PRC resident shareholders to personal liability and limit our ability to acquire PRC companies or to inject capital into our PRC subsidiaries, limit their ability to distribute profits to us, or otherwise materially and adversely affect us.

On July 4, 2014, the PRC State Administration of Foreign Exchange (“SAFE”) promulgated the Circular on Relevant Issues Relating to Domestic Resident’s Investment and Financing and Roundtrip Investment through Special Purpose Vehicles, or SAFE Circular 37, which replaced the former Notice on Relevant Issues Concerning Foreign Exchange Administration for PRC Residents to Engage in Financing and Inbound Investment via Overseas Special Purpose Vehicles (generally known as SAFE Circular 75) promulgated by SAFE on October 21, 2005. On February 13, 2015, SAFE further promulgated the Circular on Further Simplifying and Improving the Administration of the Foreign Exchange Concerning Direct Investment, or SAFE Circular 13, which took effect on June 1, 2015. This SAFE Circular 13 has amended SAFE Circular 37 by requiring PRC residents or entities to register with qualified banks rather than SAFE or its local branch in connection with their establishment or control of an offshore entity established for the purpose of overseas investment or financing.

These circulars require PRC residents to register with qualified banks in connection with their direct establishment or indirect control of an offshore entity, for the purpose of overseas investment and financing, with such PRC residents’ legally owned assets or equity interests in domestic enterprises or offshore assets or interests, which is referred to in SAFE Circular 37 as a “special purpose vehicle.” These circulars further require amendment to the registration in the event of any significant changes with respect to the special purpose vehicle, such as an increase or decrease of capital contributed by PRC residents, share transfer or exchange, merger, division or other material events. In the event that a PRC resident holding interests in a special purpose vehicle fails to complete the required SAFE registration, the PRC subsidiary of that special purpose vehicle may be prohibited from making profit distributions to the offshore parent and from carrying out subsequent cross-border foreign exchange activities, and the special purpose vehicle may be restricted in its ability to contribute additional capital into its PRC subsidiary. Furthermore, failure to comply with the various SAFE registration requirements described above could result in liability under PRC law for evasion of foreign exchange controls.

We cannot provide any assurances that all such registration will be completed in a timely manner. Failure by such shareholder or beneficial owners of our company to comply with Circular 37 could subject us to fines or legal sanctions, restrict our overseas or cross-border investment activities, limit our PRC subsidiary’s ability to make distributions or pay dividends or affect our ownership structure, which could adversely affect our business and prospects.

PRC regulation of loans and direct investment by offshore holding companies to PRC entities may delay or prevent us from making loans or additional capital contributions to our PRC subsidiary, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

As an offshore holding company of our PRC subsidiary, we may make loans to our PRC subsidiary, or we may make additional capital contributions to our PRC subsidiary. Any loans to our PRC subsidiary are subject to PRC regulations and approvals. For example, loans by us to our PRC subsidiary in China, each of which is a foreign-invested enterprise, to finance their activities cannot exceed statutory limits and must be registered with SAFE or its local counterpart.

We may also decide to finance our PRC subsidiary through capital contributions. These capital contributions must be approved by MOFCOM or its local counterpart. We cannot assure you that we will be able to obtain these government registrations or approvals on a timely basis, if at all, with respect to future loans by us to our PRC subsidiary or controlled PRC affiliate or capital contributions by us to our subsidiaries or any of their respective subsidiaries. If we fail to receive such registrations or approvals, our ability to capitalize our PRC operations may be negatively affected, which could adversely and materially affect our liquidity and our ability to fund and expand our business.

On June 15, 2016, SAFE promulgated the Circular on Reforming and Regulating Policies on the Control over Foreign Exchange Settlement of Capital Accounts, or SAFE Circular No.16. SAFE Circular No. 16 stipulates that the use of capital by foreign-invested enterprises, or FIEs shall follow “the principle of authenticity and self-use” within the business scope of such FIEs. The capital of an FIE and capital in Renminbi obtained by the FIE from foreign exchange settlement shall not be used for the following purposes: (i) directly or indirectly used for payment beyond the business scope of the enterprises or the payment prohibited by relevant laws and regulations; (ii) directly or indirectly used for investment in securities or investments other than banks’ principal-secured products unless otherwise provided by relevant laws and regulations; (iii) the granting of loans to non-affiliated enterprises, except where it is expressly permitted in the business license; and (iv) paying the expenses related to the purchase of real estate that is not for self-use (except for the foreign-invested real estate enterprises).

We cannot assure you that we will be able to complete the necessary government registrations or obtain the necessary government approvals on a timely basis, if at all, with respect to future loans by us to our PRC subsidiary or controlled PRC affiliate or with respect to future capital contributions by us to our PRC subsidiary. If we fail to complete such registrations or obtain such approvals, our ability to capitalize or otherwise fund our PRC operations may be negatively affected, which could adversely and materially affect our liquidity and our ability to fund and expand our business.

Governmental control of currency conversion may limit our ability to use our future revenues effectively and the ability of our PRC subsidiary to obtain financing.

The PRC government imposes control on the convertibility of the Renminbi into foreign currencies and, in certain cases, the remittance of currency out of China. Restrictions on currency conversion imposed by the PRC government may limit our ability to use our future revenues generated in Renminbi to fund our expenditures denominated in foreign currencies or our business activities outside China. Under China’s existing foreign exchange regulations, Renminbi may be freely converted into foreign currency for payments relating to current account transactions, which include among other things dividend payments and payments for the import of goods and services, by complying with certain procedural requirements. Our PRC subsidiary is able to pay dividends in foreign currencies to us without prior approval from SAFE, by complying with certain procedural requirements. Our PRC subsidiary may also retain foreign currency in their respective current account bank accounts for use in payment of international current account transactions. However, we cannot assure you that the PRC government will not take measures in the future to restrict access to foreign currencies for current account transactions. Conversion of Renminbi into foreign currencies, and of foreign currencies into Renminbi, for payments relating to capital account transactions, which principally includes investments and loans, generally requires the approval of SAFE and other relevant PRC governmental authorities. Restrictions on the convertibility of the Renminbi for capital account transactions could affect the ability of our PRC subsidiary to make investments overseas or to obtain foreign currency through debt or equity financing, including by means of loans or capital contributions from us. We cannot assure you that the registration process will not delay or prevent our conversion of Renminbi for use outside of China.

We may be classified as a “resident enterprise” for PRC enterprise income tax purposes; such classification could result in unfavorable tax consequences to us and our non-PRC shareholders.

The Enterprise Income Tax Law provides that enterprises established outside of China whose “de facto management bodies” are located in China are considered PRC tax resident enterprises and will generally be subject to the uniform 25% PRC enterprise income tax rate on their global income. In addition, a tax circular issued by the State Administration of Taxation on April 22, 2009 regarding the standards used to classify certain Chinese-invested enterprises established outside of China as resident enterprises clarified that dividends and other income paid by such resident enterprises will be considered to be PRC source income, subject to PRC withholding tax, currently at a rate of 10%, when recognized by non-PRC enterprise shareholders. This recent circular also subjects such resident enterprises to various reporting requirements with the PRC tax authorities. Under the implementation rules to the Enterprise Income Tax Law, a de facto management body is defined as a body that has material and overall management and control over the manufacturing and business operations, personnel and human resources, finances and other assets of an enterprise. In addition, the tax circular mentioned above details that certain Chinese-invested enterprises will be classified as resident enterprises if the following are located or resident in China: senior management personnel and departments that are responsible for daily production, operation and management; financial and personnel decision making bodies; key properties, accounting books, company seal, and minutes of board meetings and shareholders’ meetings; and half or more of the senior management or directors having voting rights.

Currently, there are no detailed rules or precedents governing the procedures and specific criteria for determining de facto management bodies which are applicable to our company or our overseas subsidiary. If our company or any of our overseas subsidiaries is considered a PRC tax resident enterprise for PRC enterprise income tax purposes, a number of unfavorable PRC tax consequences could follow. First, our company or our overseas subsidiary will be subject to the uniform 25% enterprise income tax rate as to our global income as well as PRC enterprise income tax reporting obligations. Second, although under the Enterprise Income Tax Law and its implementing rules dividends paid to us from our PRC subsidiary would qualify as tax-exempted income, we cannot assure you that such dividends will not be subject to a 10% withholding tax, as the PRC foreign exchange control authorities, which enforce the withholding tax, have not yet issued guidance with respect to the processing of outbound remittances to entities that are treated as resident enterprises for PRC enterprise income tax purposes. Finally, dividends payable by us to our investors and gain on the sale of our common shares may become subject to PRC withholding tax. It is possible that future guidance issued with respect to the new resident enterprise classification could result in a situation in which a withholding tax of 10% for our non-PRC enterprise investors or a potential withholding tax of 20% for individual investors is imposed on dividends we pay to them and with respect to gains derived by such investors from transferring our common shares. In addition to the uncertainty in how the new resident enterprise classification could apply, it is also possible that the rules may change in the future, possibly with retroactive effect. If we are required under the Enterprise Income Tax law to withhold PRC income tax on our dividends payable to our foreign shareholders, or if you are required to pay PRC income tax on the transfer of our common shares under the circumstances mentioned above, the value of your investment in our common shares may be materially and adversely affected. It is unclear whether, if we are considered a PRC resident enterprise, holders of our common shares would be able to claim the benefit of income tax treaties or agreements entered into between China and other countries or areas.

We may rely on dividends paid by our subsidiaries for our cash needs, and any limitation on the ability of our subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business.

As a holding company, we conduct substantially all of our business through our consolidated subsidiaries incorporated in China. We may rely on dividends paid by our PRC subsidiary for our cash needs, including the funds necessary to pay any dividends and other cash distributions to our shareholders, to service any debt we may incur and to pay our operating expenses. The payment of dividends by entities established in China is subject to limitations. Regulations in China currently permit payment of dividends only out of accumulated profits as determined in accordance with accounting standards and regulations in China. Our PRC subsidiary is required to set aside at least 10% of its after-tax profit based on PRC accounting standards each year to its general reserves or statutory capital reserve fund until the aggregate amount of such reserves reaches 50% of its respective registered capital. As a result, our PRC subsidiary is restricted in their ability to transfer a portion of their net assets to us in the form of dividends. In addition, if our PRC subsidiary incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us. Any limitations on the ability of our PRC subsidiary to transfer funds to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends and otherwise fund and conduct our business.

Our current employment practices may be restricted under the PRC Labor Contract Law and our labor costs may increase as a result.

The PRC Labor Contract Law and its implementing rules impose requirements concerning contracts entered into between an employer and its employees and establishes time limits for probationary periods and for how long an employee can be placed in a fixed-term labor contract. Because the Labor Contract Law and its implementing rules have not been in effect very long and because there is lack of clarity with respect to their implementation and potential penalties and fines, it is uncertain how it will impact our current employment policies and practices. We cannot assure you that our employment policies and practices do not, or will not, violate the Labor Contract Law or its implementing rules and that we will not be subject to related penalties, fines or legal fees. If we are subject to large penalties or fees related to the Labor Contract Law or its implementing rules, our business, financial condition and results of operations may be materially and adversely affected. In addition, according to the Labor Contract Law and its implementing rules, if we intend to enforce the non-compete provision with an employee in a labor contract or non-competition agreement, we have to compensate the employee on a monthly basis during the term of the restriction period after the termination or ending of the labor contract, which may cause extra expenses to us. Furthermore, the Labor Contract Law and its implementation rules require certain terminations to be based upon seniority rather than merit, which significantly affects the cost of reducing workforce for employers. In the event we decide to significantly change or decrease our workforce in the PRC, the Labor Contract Law could adversely affect our ability to enact such changes in a manner that is most advantageous to our circumstances or in a timely and cost-effective manner, thus our results of operations could be adversely affected.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated by reference herein, contains information that may be forward-looking statements within the meaning of applicable securities laws. All statements other than statements of historical fact are “forward-looking statements” including any projections of earnings, revenue or other financial items, any statements of the plans, strategies and objectives of management for future operations, any statements concerning proposed new projects or other developments, any statements regarding future economic conditions or performance, any statements of management’s beliefs, goals, strategies, intentions and objectives, and any statements of assumptions underlying any of the foregoing. Words such as “may”, “will”, “should”, “could”, “would”, “predicts”, “potential”, “continue”, “expects”, “anticipates”, “future”, “intends”, “plans”, “believes”, “estimates” and similar expressions, as well as statements in the future tense, identify forward-looking statements.

These statements are necessarily subjective and involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements, or industry results, to differ materially from any future results, performance or achievements described in or implied by such statements. Actual results may differ materially from expected results described in our forward-looking statements, including with respect to correct measurement and identification of factors affecting our business or the extent of their likely impact, the accuracy and completeness of the publicly available information with respect to the factors upon which our business strategy is based on the success of our business.

Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of whether, or the times by which, our performance or results may be achieved. Forward-looking statements are based on information available at the time those statements are made and management’s belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements.

CASH TRANSFERS WITHIN OUR ORGANIZATION

During each of the fiscal years ended December 31, 2019, 2020 and 2021, as well as during the period from January 1, 2022 through July 31, 2022, the only transfer of assets among MMTEC and its subsidiaries have consisted of cash. During that same period, there have been no distributions or dividends by any of our direct or indirectly held subsidiaries to MMTEC. During that same period MMTEC has not declared any dividends or made any distributions to its shareholders, including its U.S. investors, and we do not anticipate declaring a dividend in the foreseeable future.

MMTEC routinely provides cash to its subsidiaries either by way of capital contribution or by way of loan. All such loans are interest-free, unsecured and payable on demand. The proceeds of any such loan will be wired to the borrower subsidiary and will be recorded on our books as ‘Inter-Company due.’ Such loan amounts are eliminated in our consolidated financial statements. Cash transferred outside of our organization to satisfy our obligations to third parties are also effected via wire transfer.

MMTEC is a holding company incorporated in the British Virgin Islands, and we do not have any substantive operations other than indirectly holding the equity interest in our operating subsidiaries in China and other countries and regions. MMTEC relies on dividends paid by our subsidiaries and capital raised from the sale of our securities to satisfy our cash needs. The payment of dividends to MMTEC by our subsidiaries is effected by means of dividends by those entities to their direct parent and, as applicable, a redividend by that entity to MMTEC. Such dividends are effected by resolution of the board of directors of each such entity (after provision for applicable tax obligations).

China is a foreign exchange administration country. Capital injections, cross-border trade and services transactions settled in foreign exchange, overseas financing and profit repatriations are subject to the foreign exchange administration regulations. The Authority dealing with foreign exchange in China is the State Administration of Foreign Exchange (SAFE) and its local branches. A Chinese subsidiary owned by a foreign company must apply for registration of foreign exchange with the SAFE after the issuance of a business license and obtain a foreign exchange registration certificate. When the Chinese subsidiaries apply to repatriate dividends to foreign shareholders, they must submit the application form to SAFE with the proof that such dividends have been subjected to all applicable tax withholding. A Chinese subsidiary can only distribute dividends out of its accumulated profits, which means that any accumulated losses must be more than offset by its profits in other years, including the current year.

The cash transfers within the organization during the above-referenced periods were as follows:

For The Period From January 1, 2022 through July 31, 2022
Company (Wire transfer from)	Company (Wire transfer to)	Amount		Equivalent to amount (USD)	Purpose	Asset Type
MMTEC	MMBD Trading	US$	850,000	850,000	Capital contribution	Cash
MMTEC	MM Future	US$	5,800,000	5,800,000	Capital contribution	Cash
MMTEC	HC Securities	HK$	1,500,000	191,522	Capital contribution	Cash
MM Future	Gujia	RMB	24,642,492	3,700,000	Capital contribution	Cash
MM Future	Fundex	US$	5,000	5,000	Intercompany loan for working capital	Cash
MMBD Trading	MM Global	US$	850,000	850,000	Capital contribution	Cash

For The Year 2021
Company (Wire transfer from)	Company (Wire transfer to)	Amount		Equivalent to amount (USD)	Purpose	Asset Type
MMTEC	MMBD Trading	US$	330,000	330,000	Capital contribution	Cash
MM Future	MMTEC	US$	5,000	5,000	Intercompany loan for working capital	Cash
MMTEC	MM Future	US$	5,000	5,000	Intercompany loan for working capital	Cash
MMTEC	MM Future	US$	4,495,000	4,495,000	Capital contribution	Cash
MMTEC	HC Securities	HK$	5,500,000	706,528	Capital contribution	Cash
MMTEC	HC Securities	US$	2,000,000	2,000,000	Intercompany loan for working capital	Cash
HC Securities	MMTEC	US$	1,446,209	1,446,209	Intercompany loan for working capital	Cash
MM Future	Gujia	RMB	18,160,500	2,800,000	Capital contribution	Cash
MMBD Trading	MM Global	US$	320,000	320,000	Capital contribution	Cash

For the year 2020
Company (Wire transfer from)	Company (Wire transfer to)	Amount		Equivalent to amount (USD)	Purpose	Asset type
MMTEC	MMBD Trading	US$	100,000	100,000	Capital contribution	Cash
HC Securities	MMTEC	US$	60,000	60,000	Intercompany loan for working capital	Cash
MM Future	Gujia	RMB	8,280,199	1,180,000	Capital contribution	Cash
MMBD Trading	MM Global	US$	100,000	100,000	Capital contribution	Cash
MM Future	HC Securities	US$	445,162	445,162	Intercompany loan for working capital	Cash
HC Securities	MM Future	US$	600,000	600,000	Intercompany loan for working capital	Cash

For the year 2019
Company (Wire transfer from)	Company (Wire transfer to)	Amount		Equivalent to amount (USD)	Purpose	Asset type
MM Future	Gujia	RMB	19,929,037	2,900,000	Capital contribution	Cash
MMTEC	HC Securities	US$	1,100,000	1,100,000	Intercompany loan for working capital	Cash
MMTEC	MM Future	US$	4,440,000	4,440,000	Capital contribution	Cash

The enforceability and treatment of the intercompany agreements within our organization, including the intercompany loan agreements described above used in connection with intercompany cash transfers, have not been tested in court.

EXCHANGE RATE INFORMATION

Our business is conducted in China, and the financial records of Gujia are maintained in RMB, its functional currency. However, we use the U.S. dollar as our reporting currency; therefore, periodic reports made to shareholders will include current period amounts translated into U.S. dollars using the then-current exchange rates. Our financial statements have been translated into U.S. dollars in accordance with Accounting Standards Codification (“ASC”) 830-10, “Foreign Currency Matters.” We have translated our asset and liability accounts using the exchange rate in effect at the balance sheet date. We translated our statements of operations using the average exchange rate for the period. We reported the resulting translation adjustments under other comprehensive (loss) income. The consolidated balance sheet amounts, with the exception of equity at December 31, 2021, 2020 and 2019 were translated at RMB 6.3757, RMB 6.5249 and RMB 6.9762 to $1.00, respectively. The equity accounts were stated at their historical rate. The average translation rates applied to consolidated statements of operations and cash flows for the years ended December 31, 2021, 2020 and 2019 were RMB 6.4515, RMB 6.8976 and RMB 6.8985 to $1.00, respectively.

We make no representation that any RMB or U.S. dollar amounts could have been, or could be, converted into U.S. dollars or RMB, as the case may be, at any particular rate, or at all. The Chinese government imposes control over its foreign currency reserves in part through direct regulation of the conversion of RMB into foreign exchange and through restrictions on foreign trade.

The following table sets forth information concerning exchange rates between the RMB and the U.S. dollar for the periods indicated.

	(RMB per U.S. Dollar)
	Period End	Average (1)
2019	6.9762	6.8985
2020	6.5249	6.8976
2021	6.3757	6.4515

	(RMB per U.S. Dollar)
	Period High	Period Low
January 2022	6.3794	6.3246
February 2022	6.3681	6.3222
March 2022	6.3800	6.3014
April 2022	6.6177	6.3509
May 2022	6.7898	6.5672
June 2022	6.7518	6.6634
July 2022	6.7731	6.6863
August 2022 (through August 9, 2022)	6.7813	6.7405

(1)	Annual and monthly (where applicable) averages were calculated by using the average of the midpoint exchange rate of each day during the relevant period.

Source: http://www.safe.gov.cn/safe/rmbhlzjj/index.html.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, the net proceeds that we receive from the sale of the securities offered by this prospectus will be used by us for working capital and general corporate purposes. We have not allocated any portion of the net proceeds for any particular use as of the date of this prospectus. The net proceeds may be invested temporarily until they are used for their stated purpose. Specific information concerning the use of proceeds from the sale of any securities will be included in the prospectus supplement relating to such securities.

DESCRIPTION OF COMMON SHARES

Overview

We were incorporated as a BVI business company under the BVI Business Companies Act, 2004 as amended, in the BVI on January 4, 2018 under the name “MMTEC, INC.” We are authorized to issue a maximum of 50,000,000 common shares, of US$0.01 par value each. This takes into account the 1-for-10 reverse stock split on the Company’s common stock that was effectuated on July 13, 2022.

General

All of our issued common shares are fully paid and non-assessable. Certificates evidencing the common shares are issued in registered form. Our shareholders who are non-residents of the BVI may freely hold and vote their common shares.

As of the date hereof, there are 3,137,001 shares of common stock issued and 3,137,001 shares of common stock outstanding. This takes into account the 1-for-10 reverse stock split on the Company’s common stock that was effectuated on July 13, 2022.

In connection with the reverse stock split, the Company filed an Amended and Restated Articles of Association, with the Financial Services Commission of the British Virgin Islands on July 6, 2022 to reduce the authorized number of shares of the Company’s common stock from 500,000,000 shares to 50,000,000 shares, the reduction at the same ratio as its reduction in the issued and outstanding shares of common stock, and to increase the par value per share from $0.001 to $0.01. The Board of Directors of the Company approved the reverse stock split on July 1, 2022. No stockholders’ approval of the reverse stock split is required pursuant to BVI law.

The holders of our common shares are entitled to such dividends as may be declared by our Board of Directors subject to the BVI Act.

Any action required or permitted to be taken by the shareholders must be effected at a duly called meeting of the shareholders entitled to vote on such action or may be effected by a resolution in writing. At each meeting of shareholders, each shareholder who is present in person or by proxy (or, in the case of a shareholder being a corporation, by its duly authorized representative) will have one vote for each common share that such shareholder holds.

There are no pre-emptive rights applicable to the issue by us of new common shares under either BVI law or our Memorandum and Articles of Association.

Subject to the restrictions in our Memorandum and Articles of Association, the lock-up agreements with our underwriters described in “Common Shares Eligible for Future Sale—Lock-Up Agreements” and applicable securities laws, any of our shareholders may transfer all or any of his or her common shares by written instrument of transfer signed by the transferor and containing the name and address of the transferee. Our Board of Directors may resolve by resolution to refuse or delay the registration of the transfer of any common share. If our Board of Directors resolves to refuse or delay any transfer, it shall specify the reasons for such refusal in the resolution. Our directors may not resolve or refuse or delay the transfer of a common share unless: (a) the person transferring the common shares has failed to pay any amount due in respect of any of those common shares; or (b) such refusal or delay is deemed necessary or advisable in our view or that of our legal counsel in order to avoid violation of, or in order to ensure compliance with, any applicable, corporate, securities and other laws and regulations.

As permitted by BVI law and our Memorandum and Articles of Association, the company may be voluntarily liquidated by a resolution of members or, if permitted under section 199(2) of the BVI Act, by a resolution of directors if we have no liabilities or we are able to pay our debts as they fall due and the value of our assets equals or exceeds our liabilities by resolution of directors and resolution of shareholders.

Our Board of Directors may, on the terms established at the time of the issuance of such common shares or as otherwise agreed, make calls upon shareholders for any amounts unpaid on their common shares in a notice served to such shareholders at least 14 days prior to the specified time of payment. The common shares that have been called upon and remain unpaid are subject to forfeiture. For the avoidance of doubt, if the issued common shares have been fully paid in accordance with the terms of its issuance and subscription, the Board of Directors shall not have the right to make calls on such fully paid common shares and such fully paid common shares shall not be subject to forfeiture.

Subject to the provisions of the BVI Act, we may issue common shares on terms that are subject to redemption, at our option or at the option of the holders, on such terms and in such manner as may be determined by our Memorandum and Articles of Association and subject to any applicable requirements imposed from time to time by, the BVI Act, the SEC, the NASDAQ Capital Market, or by any recognized stock exchange on which our securities are listed.

We may from time to time by a resolution of shareholders or resolution of our Board of Directors:

●	amend our Memorandum of Association to increase or decrease the maximum number of common shares we are authorized to issue,

●	subject to our Memorandum of Association, subdivide our common shares into a larger number of common shares then our existing number of common shares, and

●	subject to our Memorandum of Association, consolidate our shares into a smaller number of common shares.

Our Memorandum and Articles of Association authorizes our Board of Directors to issue additional common shares to the extent it does not exceed the maximum number of shares the Company is authorized to issue, from time to time as our Board of Directors shall determine.

Indemnification of directors and executive officers and limitation of liability

BVI law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any provision providing indemnification may be held by the BVI courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Under our Memorandum and Articles of Association, we indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings for any person who:

●	is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was our director; or

●	is or was, at our request, serving as a director or officer of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise.

These indemnities only apply if the person acted honestly and in good faith with a view to our best interests and, in the case of criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful.

This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Some provisions of our Memorandum and Articles of Association may discourage, delay or prevent a change in control of our company or management that shareholders may consider favorable. However, under BVI law, our directors may only exercise the rights and powers granted to them under our Memorandum and Articles of Association, as amended and restated from time to time, as they believe in good faith to be in the best interests of our company.

Vstock Transfer is our company’s stock transfer agent. Vstock’s contact information is Vstock Transfer, LLC, 18 Lafayette Place, Woodmere, NY 11598, tel. (212) 828-8436.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of common shares. Warrants may be offered separately or together with other securities offered by this prospectus, as the case may be. Unless the applicable prospectus supplement otherwise indicates, each series of warrants will be issued under a separate warrant agreement to be entered into between us and one or more banks or trust companies acting as warrant agent. The applicable prospectus supplement will include details of the warrant agreements covering the warrants being offered. The warrant agent will act solely as our agent and will not assume a relationship of agency with any holders of warrant certificates or beneficial owners of warrants.

The following sets forth certain general terms and provisions of the warrants offered under this prospectus. The specific terms of the warrants, and the extent to which the general terms described in this section apply to those warrants, will be set forth in the applicable prospectus supplement. The terms of any warrants offered under a prospectus supplement may differ from the terms described below.

The particular terms of each issue of warrants will be described in the related prospectus supplement. This description will include some or all of the following:

●	the designation and aggregate number of warrants;

●	the price at which the warrants will be offered;

●	the currency or currencies in which the warrants will be offered;

●	the designation and terms of our common shares purchasable upon exercise of the warrants;

●	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

●	the number of common shares that may be purchased upon exercise of each warrant and the price at which and currency or currencies in which our common shares may be purchased upon exercise of each warrant;

●	the designation and terms of any securities with which the warrants will be offered, if any, and the number of the warrants that will be offered with each security;

●	the date or dates, if any, on or after which the warrants and the related securities will be transferable separately;

●	if applicable, whether the warrants will be subject to redemption or call and, if so, the terms of such redemption or call provisions;

●	material United States and Canadian tax consequences of owning the warrants; and

●	any other material terms or conditions of the warrants.

Each warrant will entitle the holder to purchase common shares, as specified in the applicable prospectus supplement at the exercise price that we describe therein. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

DESCRIPTION OF DEBT SECURITIES

This description is a summary of the material provisions of the debt securities and the related indenture. We urge you to read the form of indenture filed as an exhibit to the registration statement of which this prospectus is a part because the indenture, and not this description, governs your rights as a holder of debt securities. References in this prospectus to an “indenture” refer to the particular indenture under which we may issue a series of debt securities.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in an officers’ certificate or by a supplemental indenture. Debt securities may be issued in separate series without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series, including any pricing supplement. The prospectus supplement will set forth specific terms relating to some or all of the following:

●	the offering price;

●	the title;

●	any limit on the aggregate principal amount;

●	the person who shall be entitled to receive interest, if other than the record holder on the record date;

●	the date the principal will be payable;

●	the interest rate, if any, the date interest will accrue, the interest payment dates and the regular record dates;

●	the place where payments may be made;

●	any mandatory or optional redemption provisions;

●	if applicable, the method for determining how the principal, premium, if any, or interest will be calculated by reference to an index or formula;

●	if other than U.S. currency, the currency or currency units in which principal, premium, if any, or interest will be payable and whether we or the holder may elect payment to be made in a different currency;

●	the portion of the principal amount that will be payable upon acceleration of stated maturity, if other than the entire principal amount;

●	any defeasance provisions if different from those described below under “Satisfaction and Discharge; Defeasance”;

●	any conversion or exchange provisions;

●	any obligation to redeem or purchase the debt securities pursuant to a sinking fund;

●	whether the debt securities will be issuable in the form of a global security;

●	any subordination provisions, if different from those described below under “Subordination”;

●	any deletions of, or changes or additions to, the events of default or covenants; and

●	any other specific terms of such debt securities.

Unless otherwise specified in the prospectus supplement, the debt securities will be registered debt securities. Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates.

Exchange and Transfer

Debt securities may be transferred or exchanged at the office of the security registrar or at the office of any transfer agent designated by us.

We will not impose a service charge for any transfer or exchange, but we may require holders to pay any tax or other governmental charges associated with any transfer or exchange.

In the event of any potential redemption of debt securities of any series, we will not be required to:

●	issue, register the transfer of, or exchange, any debt security of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption and ending at the close of business on the day of the mailing; or

●	register the transfer of or exchange any debt security of that series selected for redemption, in whole or in part, except the unredeemed portion being redeemed in part.

We may initially appoint the trustee as the security registrar. Any transfer agent, in addition to the security registrar, initially designated by us will be named in the prospectus supplement. We may designate additional transfer agents or change transfer agents or change the office of the transfer agent. However, we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

Global Securities

The debt securities of any series may be represented, in whole or in part, by one or more global securities. Each global security will:

●	be registered in the name of a depositary that we will identify in a prospectus supplement;

●	be deposited with the depositary or nominee or custodian; and

●	bear any required legends.

No global security may be exchanged in whole or in part for debt securities registered in the name of any person other than the depositary or any nominee unless:

●	the depositary has notified us that it is unwilling or unable to continue as depositary or has ceased to be qualified to act as depositary;

●	an event of default is continuing; or

●	the Company executes and delivers to the trustee an officers’ certificate stating that the global security is exchangeable.

As long as the depositary, or its nominee, is the registered owner of a global security, the depositary or nominee will be considered the sole owner and holder of the debt securities represented by the global security for all purposes under the indenture. Except in the above limited circumstances, owners of beneficial interests in a global security:

●	will not be entitled to have the debt securities registered in their names;

●	will not be entitled to physical delivery of certificated debt securities; and

●	will not be considered to be holders of those debt securities under the indentures.

Payments on a global security will be made to the depositary or its nominee as the holder of the global security. Some jurisdictions have laws that require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

Institutions that have accounts with the depositary or its nominee are referred to as “participants.” Ownership of beneficial interests in a global security will be limited to participants and to persons that may hold beneficial interests through participants. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants.

Ownership of beneficial interests in a global security will be shown on and effected through records maintained by the depositary, with respect to participants’ interests, or any participant, with respect to interests of persons held by participants on their behalf.

Payments, transfers and exchanges relating to beneficial interests in a global security will be subject to policies and procedures of the depositary.

The depositary policies and procedures may change from time to time. Neither we nor the trustee will have any responsibility or liability for the depositary’s or any participant’s records with respect to beneficial interests in a global security.

Payment and Paying Agent

The provisions of this paragraph will apply to the debt securities unless otherwise indicated in the prospectus supplement. Payment of interest on a debt security on any interest payment date will be made to the person in whose name the debt security is registered at the close of business on the regular record date. Payment on debt securities of a particular series will be payable at the office of a paying agent or paying agents designated by us. However, at our option, we may pay interest by mailing a check to the record holder. The corporate trust office will be designated as our sole paying agent.

We may also name any other paying agents in the prospectus supplement. We may designate additional paying agents, change paying agents or change the office of any paying agent. However, we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

All moneys paid by us to a paying agent for payment on any debt security which remain unclaimed at the end of two years after such payment was due will be repaid to us. Thereafter, the holder may look only to us for such payment.

Consolidation, Merger and Sale of Assets

Except as otherwise set forth in the prospectus supplement, we may not consolidate with or merge into any other person, in a transaction in which we are not the surviving corporation, or convey, transfer or lease our properties and assets substantially as an entirety to, any person, unless:

●	the successor, if any, is a U.S. corporation, limited liability company, partnership, trust or other entity;

●	the successor assumes our obligations on the debt securities and under the indenture;

●	immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing; and

●	certain other conditions are met.

Events of Default

Unless we inform you otherwise in the prospectus supplement, the indenture will define an event of default with respect to any series of debt securities as one or more of the following events:

(1)	failure to pay principal of or any premium on any debt security of that series when due;

(2)	failure to pay any interest on any debt security of that series for 30 days when due;

(3)	failure to deposit any sinking fund payment when due;

(4)	failure to perform any other covenant in the indenture continued for 90 days after being given the notice required in the indenture;

(5)	our bankruptcy, insolvency or reorganization; and

(6)	any other event of default specified in the prospectus supplement.

An event of default of one series of debt securities is not necessarily an event of default for any other series of debt securities.

If an event of default, other than an event of default described in clause (5) above, shall occur and be continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding securities of that series may declare the principal amount of the debt securities of that series to be due and payable immediately.

If an event of default described in clause (5) above shall occur, the principal amount of all the debt securities of that series will automatically become immediately due and payable. Any payment by us on subordinated debt securities following any such acceleration will be subject to the subordination provisions described below under “Subordinated Debt Securities.”

After acceleration the holders of a majority in aggregate principal amount of the outstanding securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal, or other specified amount, have been cured or waived.

Other than the duty to act with the required care during an event of default, the trustee will not be obligated to exercise any of its rights or powers at the request of the holders unless the holders shall have offered to the trustee reasonable indemnity. Generally, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.

A holder will not have any right to institute any proceeding under the indentures, or for the appointment of a receiver or a trustee, or for any other remedy under the indentures, unless:

(1)	the holder has previously given to the trustee written notice of a continuing event of default with respect to the debt securities of that series;

(2)	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made a written request and have offered reasonable indemnity to the trustee to institute the proceeding; and

(3)	the trustee has failed to institute the proceeding and has not received direction inconsistent with the original request from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series within 90 days after the original request.

Holders may, however, sue to enforce the payment of principal or interest on any debt security on or after the due date without following the procedures listed in (1) through (3) above.

Modification and Waiver

Except as provided in the next two succeeding paragraphs, the applicable trustee and we may make modifications and amendments to the indentures (including, without limitation, through consents obtained in connection with a tender offer or exchange offer for, outstanding securities) and may waive any existing default or event of default (including, without limitation, through consents obtained in connection with a tender offer or exchange offer for, outstanding securities) with the consent of the holders of a majority in aggregate principal amount of the outstanding securities of each series affected by the modification or amendment.

However, neither we nor the trustee may make any amendment or waiver without the consent of the holder of each outstanding security of that series affected by the amendment or waiver if such amendment or waiver would, among other things:

●	change the amount of securities whose holders must consent to an amendment, supplement or waiver;

●	change the stated maturity of any debt security;

●	reduce the principal on any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund;

●	reduce the principal of an original issue discount security on acceleration of maturity;

●	reduce the rate of interest or extend the time for payment of interest on any debt security;

●	make a principal or interest payment on any debt security in any currency other than that stated in the debt security;

●	impair the right to enforce any payment after the stated maturity or redemption date;

●	waive any default or event of default in payment of the principal of, premium or interest on any debt security (except certain rescissions of acceleration); or

●	waive a redemption payment or modify any of the redemption provisions of any debt security;

Notwithstanding the preceding, without the consent of any holder of outstanding securities, we and the trustee may amend or supplement the indentures:

●	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

●	to provide for uncertificated securities in addition to or in place of certificated securities;

●	to provide for the assumption of our obligations to holders of any debt security in the case of a merger, consolidation, transfer or sale of all or substantially all of our assets;

●	to make any change that does not adversely affect the legal rights under the indenture of any such holder;

●	to comply with requirements of the Commission in order to effect or maintain the qualification of an indenture under the Trust Indenture Act; or

●	to evidence and provide for the acceptance of appointment by a successor trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trusts by more than one Trustee.

The consent of holders is not necessary under the indentures to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

Satisfaction and Discharge; Defeasance

We may be discharged from our obligations on the debt securities of any series that have matured or will mature or be redeemed within one year if we deposit with the trustee enough cash to pay all the principal, interest and any premium due to the stated maturity date or redemption date of the debt securities.

Each indenture contains a provision that permits us to elect:

●	to be discharged from all of our obligations, subject to limited exceptions, with respect to any series of debt securities then outstanding; and/or

●	to be released from our obligations under the following covenants and from the consequences of an event of default resulting from a breach of certain covenants, including covenants as to payment of taxes and maintenance of corporate existence.

To make either of the above elections, we must deposit in trust with the trustee enough money to pay in full the principal and interest on the debt securities. This amount may be made in cash and/or U.S. government obligations. As a condition to either of the above elections, we must deliver to the trustee an opinion of counsel that the holders of the debt securities will not recognize income, gain or loss for federal income tax purposes as a result of the action.

If any of the above events occurs, the holders of the debt securities of the series will not be entitled to the benefits of the indenture, except for the rights of holders to receive payments on debt securities or the registration of transfer and exchange of debt securities and replacement of lost, stolen or mutilated debt securities.

Notices

Notices to holders will be given by mail to the addresses of the holders in the security register.

Governing Law

The indentures and the debt securities will be governed by, and construed under, the law of the State of New York.

Regarding the Trustee

The indenture limits the right of the trustee, should it become a creditor of us, to obtain payment of claims or secure its claims.

The trustee is permitted to engage in certain other transactions. However, if the trustee acquires any conflicting interest, and there is a default under the debt securities of any series for which they are trustee, the trustee must eliminate the conflict or resign.

Subordination

Payment on subordinated debt securities will, to the extent provided in the indenture, be subordinated in right of payment to the prior payment in full of all of our senior indebtedness (except that holders of the notes may receive and retain (i) permitted junior securities and (ii) payments made from the trust described under “Satisfaction and Discharge; Defeasance”). Any subordinated debt securities also are effectively subordinated to all debt and other liabilities, including lease obligations, if any.

Upon any distribution of our assets upon any dissolution, winding up, liquidation or reorganization, the payment of the principal of and interest on subordinated debt securities will be subordinated in right of payment to the prior payment in full in cash or other payment satisfactory to the holders of senior indebtedness. In the event of any acceleration of subordinated debt securities because of an event of default, the holders of any senior indebtedness would be entitled to payment in full in cash or other payment satisfactory to such holders of all senior indebtedness obligations before the holders of subordinated debt securities are entitled to receive any payment or distribution, except for certain payments made by the trust described under “Satisfaction and Discharge; Defeasance.” The indenture requires us or the trustee to promptly notify holders of designated senior indebtedness if payment of subordinated debt securities is accelerated because of an event of default.

We may not make any payment on subordinated debt securities, including upon redemption at the option of the holder of any subordinated debt securities or at our option, if:

●	a default in the payment of the principal, premium, if any, interest, rent or other obligations in respect of designated senior indebtedness occurs and is continuing beyond any applicable period of grace (called a “payment default”); or

●	a default other than a payment default on any designated senior indebtedness occurs and is continuing that permits holders of designated senior indebtedness to accelerate its maturity, and the trustee receives notice of such default (called a “payment blockage notice) from us or any other person permitted to give such notice under the indenture (called a “non-payment default”).

If the trustee or any holder of the notes receives any payment or distribution of our assets in contravention of the subordination provisions on subordinated debt securities before all senior indebtedness is paid in full in cash, property or securities, including by way of set-off, or other payment satisfactory to holders of senior indebtedness, then such payment or distribution will be held in trust for the benefit of holders of senior indebtedness or their representatives to the extent necessary to make payment in full in cash or payment satisfactory to the holders of senior indebtedness of all unpaid senior indebtedness.

In the event of our bankruptcy, dissolution or reorganization, holders of senior indebtedness may receive more, ratably, and holders of subordinated debt securities may receive less, ratably, than our other creditors (including our trade creditors). This subordination will not prevent the occurrence of any event of default under the indenture.

We are not prohibited from incurring debt, including senior indebtedness, under the indenture. We may from time to time incur additional debt, including senior indebtedness.

We are obligated to pay reasonable compensation to the trustee and to indemnify the trustee against certain losses, liabilities or expenses incurred by the trustee in connection with its duties under the indenture. The trustee’s claims for these payments will generally be senior to those of noteholders in respect of all funds collected or held by the trustee.

Certain Definitions

“indebtedness” means:

(1) all indebtedness, obligations and other liabilities for borrowed money, including overdrafts, foreign exchange contracts, currency exchange agreements, interest rate protection agreements, and any loans or advances from banks, or evidenced by bonds, debentures, notes or similar instruments, other than any account payable or other accrued current liability or obligation incurred in the ordinary course of business in connection with the obtaining of materials or services;

(2) all reimbursement obligations and other liabilities with respect to letters of credit, bank guarantees or bankers’ acceptances;

(3) all obligations and liabilities in respect of leases required in conformity with generally accepted accounting principles to be accounted for as capitalized lease obligations on our balance sheet;

(4) all obligations and other liabilities under any lease or related document in connection with the lease of real property which provides that we are contractually obligated to purchase or cause a third party to purchase the leased property and thereby guarantee a minimum residual value of the leased property to the lessor and our obligations under the lease or related document to purchase or to cause a third party to purchase the leased property;

(5) all obligations with respect to an interest rate or other swap, cap or collar agreement or other similar instrument or agreement or foreign currency hedge, exchange, purchase or other similar instrument or agreement;

(6) all direct or indirect guaranties or similar agreements in respect of, and our obligations or liabilities to purchase, acquire or otherwise assure a creditor against loss in respect of, indebtedness, obligations or liabilities of others of the type described in (1) through (5) above;

(7) any indebtedness or other obligations described in (1) through (6) above secured by any mortgage, pledge, lien or other encumbrance existing on property which is owned or held by us; and

(8) any and all refinancings, replacements, deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any indebtedness, obligation or liability of the kind described in clauses (1) through (7) above.

“permitted junior securities” means (i) equity interests in the Company; or (ii) debt securities of the Company that are subordinated to all senior indebtedness and any debt securities issued in exchange for senior indebtedness to substantially the same extent as, or to a greater extent than the notes are subordinated to senior indebtedness under the indenture.

“senior indebtedness” means the principal, premium, if any, interest, including any interest accruing after bankruptcy, and rent or termination payment on or other amounts due on our current or future indebtedness, whether created, incurred, assumed, guaranteed or in effect guaranteed by us, including any deferrals, renewals, extensions, refundings, amendments, modifications or supplements to the above. However, senior indebtedness does not include:

●	indebtedness that expressly provides that it shall not be senior in right of payment to subordinated debt securities or expressly provides that it is on the same basis or junior to subordinated debt securities;

●	our indebtedness to any of our majority-owned subsidiaries; and

●	subordinated debt securities.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities that may be offered under this prospectus, in any combination. The following information, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of any such the units that we may offer under this prospectus. While the information below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the general terms described below.

We will file the form of unit agreement, if any, between us and a unit agent that describes the terms and conditions of the series of units we are offering, and any supplemental agreements, concurrently with the filing of the applicable prospectus supplement under which such series of units are offered. This summary is subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement, if any, and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we sell under this prospectus, as well as the complete unit agreement, if any, and any supplemental agreements that contain the terms of the units.

We may issue units comprising one or more of shares and warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement, under which a unit may be issued, if any, may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. We will describe in the applicable prospectus supplement the terms of the series of units.

The provisions described in this section, as well as those described under “Description of Share Capital” and “Description of Warrants” will apply to each unit and to any share or warrant included in each unit, respectively. We may issue units in such amounts and in numerous distinct series as we determine.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus to or through underwriters or dealers, and also may sell those securities to one or more other purchasers directly or through agents, including sales pursuant to ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers, or if indicated in a prospectus supplement, pursuant to delayed delivery contracts, by remarketing firms or by other means. Underwriters may sell securities to or through dealers. Each prospectus supplement will set forth the terms of the offering, including the name or names of any underwriters, dealers or agents and any fees or compensation payable to them in connection with the offering and sale of a particular series or issue of securities, the public offering price or prices of the securities and the proceeds from the sale of the securities.

The securities may be sold, from time to time in one or more transactions at a fixed price or prices which may be changed or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices, including sales made directly on the NASDAQ or other existing trading markets for the securities. The prices at which the securities may be offered may vary as between purchasers and during the period of distribution. If, in connection with the offering of securities at a fixed price or prices, the underwriters have made a bona fide effort to sell all of the securities at the initial offering price fixed in the applicable prospectus supplement, the public offering price may be decreased and thereafter further changed, from time to time, to an amount not greater than the initial public offering price fixed in such prospectus supplement, in which case the compensation realized by the underwriters will be decreased by the amount that the aggregate price paid by purchasers for the securities is less than the gross proceeds paid by the underwriters to us.

Underwriters, dealers and agents who participate in the distribution of the securities may be entitled under agreements to be entered into with us to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. Such underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

In connection with any offering of securities, the underwriters may over-allot or effect transactions which stabilize or maintain the market price of the securities offered at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. Any underwriters, dealers or agents to or through which securities other than our common shares are sold by us for public offering and sale may make a market in such securities, but such underwriters, dealers or agents will not be obligated to do so and may discontinue any such market making at any time and without notice. No assurance can be given that a market for trading in securities of any series or issue will develop or as to the liquidity of any such market, whether or not such securities are listed on a securities exchange.

The place, time of delivery, and other terms of the offered securities will be described in the applicable prospectus supplement.

CERTAIN INCOME TAX CONSIDERATIONS

Information regarding taxation is set forth under the heading “Item 10.E. Taxation” in our Annual Report on Form 20-F for the year ended December 31, 2021, which is incorporated in this prospectus by reference.

ENFORCEMENT OF CIVIL LIABILITIES

We are incorporated under the laws of the BVI with limited liability. We are incorporated in the BVI because of certain benefits associated with being a BVI company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of exchange control or currency restrictions and the availability of professional and support services. However, the BVI has a less developed body of securities laws as compared to the United States and provides protections for investors to a significantly lesser extent. In addition, BVI companies may not have standing to sue before the federal courts of the United States.

Substantially all of our assets are located outside the United States. In addition, a majority of our directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons’ assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or such persons or to enforce against them or against us, judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof.

We have appointed Vcorp. Services as our agent to receive service of process with respect to any action brought against us in the United States District Court for the Southern District of New York under the federal securities laws of the United States or of any State of the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.

We have been advised by Ogier, our counsel as to BVI law, that the United States and the BVI do not have a treaty providing for reciprocal recognition and enforcement of judgments of courts of the United States in civil and commercial matters and that a final judgment for the payment of money rendered by any general or state court in the United States based on civil liability, whether or not predicated solely upon the U.S. federal securities laws, would not be automatically be enforceable in the BVI.

EXPERTS

The consolidated financial statements as of December 31, 2021 and 2020, respectively, and for the years then ended which are incorporated by reference in this prospectus have been so incorporated by reference in reliance upon the report of MaloneBailey, LLP, an independent registered public accounting firm, upon the authority of that firm as experts in accounting and auditing.

LEGAL MATTERS

Certain matters as to U.S. federal law in connection with this offering will be passed upon for us by ArentFox Schiff LLP, Washington, D.C. The validity of the shares and certain legal matters relating to the offering as to the BVI law will be passed upon for us by Ogier, Tortola, British Virgin Islands. In addition, certain legal matters in connection with any offering of securities under this prospectus will be passed upon for any underwriters, dealers or agents by counsel to be designated at the time of the offering by such underwriters, dealers or agents with respect to matters of applicable law.